UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Anterix™

Notice of Annual Meeting of Stockholders & 2023 Proxy Statement

9:30 AM EDT
August 8, 2023
www.virtualshareholdermeeting.com/atex2023

WHERE UTILITY MEETS CONNECTIVITY

Anterix.com

3 Garret Mountain Plaza, Suite 401
Woodland Park NJ 07424

July 14, 2023

Our mission of becoming the de facto wireless broadband solution for the utility sector drives our efforts at Anterix and is well underway. That mission fuels our strategic activity and powers our measurable accomplishments. The launch of our Utility Strategic Advisory Board, the incredible growth of our Anterix Active Ecosystem, the filing of multiple federal Infrastructure Fund applications, the initial deployment of 900 MHz utility networks, and the closing of additional utility contracts all demonstrate that we are moving the industry forward toward our mission.
Guided by senior industry leaders on the Utility Strategic Advisory Board, Anterix is helping utilities derive enhanced value from their 900 MHz private LTE networks by identifying needs and supporting the creation of utility solutions with our ecosystem partners. Our Active Ecosystem program (now over 100 members) and integrated platform focus on real-life utility challenges, including CatalyX, the platform’s first commercial solution designed to accelerate utility industry adoption of 900 MHz private LTE.
Utility interest in using infrastructure funds to support private wireless networks is growing as well. Language in the legislation identified communications as a key component of a modernized electric grid, and utilities recognized the opportunity to pursue federal funds to support the deployment of these networks.
In Fall 2022, the industry made substantial progress toward deployment of 900 MHz networks as both Ameren and Evergy moved from planning to implementation. This is an important milestone: 900 MHz private LTE networks are being built and will support valuable and essential grid applications this year.
In October 2022, the move to obtain the benefits of 900 MHz private LTE for utilities and their customers continued. Xcel Energy became the fourth and largest utility to join the 900 MHz community, leasing Anterix spectrum throughout their service territory in eight western and midwestern states. Xcel Energy plans to use the spectrum to deploy a private LTE network to support its grid modernization initiatives for the benefit of its 3.7 million electricity customers and 2.1 million natural gas customers.
Fiscal Year 2024 is already off to a great start. In April, the Lower Colorado River Authority—which provides wholesale electric, transmission, and water service across Central and South Texas— also joined the 900 MHz private LTE movement. With this additional agreement, we now have utilities committed to deploying 900 MHz private broadband networks in 14 states nationwide.
The Anterix team—including our employees, Board, and partners—remains focused, committed, and capable in our continuing efforts to help the utility industry successfully navigate the ongoing energy transition. We call this our “meaningful mission,” supporting the critical communications requirements of a modern grid, including decarbonization, resiliency, and cybersecurity. Fiscal 2023 was another year of accelerating momentum and significant success, setting the stage for an even better Fiscal 2024. We are deeply grateful to our hard-working team for bringing the industry this far and for the great work it will deliver in the coming year.
We are pleased to invite you to attend our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) on August 8, 2023, at 9:30 am Eastern Daylight Time. We have adopted a virtual format for our 2023 Annual Meeting to provide a consistent experience to all stockholders regardless of location. You can attend, vote your shares, and submit your questions during the meeting via live audio webcast at www.virtualshareholdermeeting.com/atex2023.
The enclosed materials include a Notice of Meeting, Proxy Statement, proxy card, self-addressed pre-paid envelope, and Annual Report to Stockholders for the fiscal year ended March 31, 2023.
ANTERIX INC. 2023 PROXY STATEMENT 1

Regardless of whether you plan to attend the 2023 Annual Meeting, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone, or internet. The enclosed proxy card materials provide details on authorizing a proxy to vote by these three methods.
Sincerely,

Morgan E. O'Brien
Executive Chairman

Robert H. Schwartz
President and Chief Executive Officer

On or about July 14, 2023, we began sending this Proxy Statement, the attached Notice of Annual Meeting of Stockholders, and the enclosed proxy card to all stockholders entitled to vote at the 2023 Annual Meeting. Although not part of this Proxy Statement, we are also sending, along with this Proxy Statement, our 2023 annual report on Form 10-K, which includes our financial statements for the fiscal year ended March 31, 2023.
ANTERIX INC. 2023 PROXY STATEMENT 2

TIME AND DATE August 8, 2023 9:30 a.m., Eastern Daylight Time	PLACE www.virtualshareholdermeeting.com/atex2023

  ITEMS OF BUSINESS

1. Elect nine directors nominated by our Board of Directors to serve until the 2024 Annual Meeting of Stockholders
2. Advisory Vote to approve executive compensation
3. Approval of the Anterix Inc. 2023 Stock Plan
4. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024
5. Other business properly brought at the meeting and any adjournments

  RECORD DATE

Stockholders of record at the close of business on June 12, 2023 (“Record Date”) are entitled to notice of, and to vote on, all matters at the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof.

All stockholders are invited to attend the 2023 Annual Meeting. Whether or not you expect to attend the 2023 Annual Meeting, you are urged to read this Proxy Statement and vote or submit your proxy as soon as possible so that your shares can be voted at the 2023 Annual Meeting in accordance with your instructions. Telephone, mail, and internet voting are available. Please refer to the instructions in this Proxy Statement and on your proxy card for specific voting instructions. If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from them to vote your shares. Please refer to the section “Additional Information” for detailed information on accessing the meeting, voting, and asking questions at the meeting.

By Order of the Board of Directors,
Gena L. Ashe
Chief Legal Officer and Corporate Secretary
Woodland Park NJ | July 14, 2023

Important notice regarding the availability of proxy materials for the 2023 Annual Meeting of Stockholders: This Proxy Statement for the 2023 Annual Meeting of Stockholders, our Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2023 (filed with the SEC on June 14, 2023) and the proxy card or voting instruction form are available on our investor website at investors.anterix.com.
ANTERIX INC. 2023 PROXY STATEMENT 3

ANTERIX INC. 2023 PROXY STATEMENT 4

2023 Proxy Statement Summary

To assist you in reviewing the Proxy Statement, we call your attention to the following summary information about the 2023 Annual Meeting of Stockholders ("Annual Meeting"). For complete information, please carefully review the entire Proxy Statement and our Annual Report on Form 10-K (“Annual Report”) for the fiscal year ended March 31, 2023 (“Fiscal 2023”) before voting.
Annual Meeting of Stockholders

Date and Time August 8, 2023 9:30 AM EDT	Virtual Meeting www.virtualshareholdermeeting.com/atex2023	Record Date June 12, 2023

If you need technical support to access the Annual Meeting, toll-free and international numbers are available on the website to assist you. Technical support will be available 15 minutes before the start time of the Annual Meeting and through the conclusion of the Annual Meeting.
Proposals and Voting Recommendations

Item	Board Recommendation	Page Reference (for more detail)
(1) Election of Directors	✓ FOR each nominee	12
(2) Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers	✓ FOR	32
(3) Approval of the Anterix Inc. 2023 Stock Plan	✓ FOR	58
(4) Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024	✓ FOR	67

How to Cast Your Vote
You have four different methods to vote your proxy. Please see the enclosed proxy card or voting instruction form for additional details regarding each voting method.

By Internet	By Telephone	By Mail	At the Meeting

Vote 24/7 www.proxyvote.com by 11:59 pm ET, August 7, 2023	Dial toll-free 24/7 800-690-6903 by 11:59 pm ET, August 7, 2023	Vote, sign and send by pre-paid mail before the Annual Meeting	Vote at www.virtualshareholdermeeting.com/atex2023 during the Annual Meeting
ANTERIX INC. 2023 PROXY STATEMENT 5

Corporate Governance Highlights
Our corporate governance framework is a critical factor in our continued success. It helps us to enhance accountability, protect stockholder interests, promote ethical conduct, improve decision-making, enhance corporate performance, and maintain investor confidence.
Our corporate governance highlights are summarized below, followed by an in-depth description in the "Corporate Governance" section of this proxy statement. You can also access key governing documents such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines, and charters of each committee of the Board of Directors at www.anterix.com in the “Investors” section.
As reflected below, our Board has adopted strong governance structures and practices to enhance our independent oversight, effectiveness, and accountability to stockholders.

■Board Oversight of Human Capital Management, Corporate Culture, And Ethics	STRONG GOVERNANCE PRACTICES
■Annual Election of Directors (No Classified Board)
■Annual Advisory Vote on Executive Compensation
■Stock Ownership Requirements For Directors And Executive Officers
■Anti-Hedging and Anti-Pledging Policies For Directors and Employees
■Enterprise Risk Management, including Information Security
■Stockholder Proxy Access
■Board Oversight of ESG
■Executive Succession Planning

BOARD COMPOSITION AND PROCESSES	■7 of 9 Nominees Independent
■Separate Chairman and CEO
■Lead Independent Director
■Majority Voting for Director Elections
■90+% Board and Committee Meeting Attendance
■Regular Executive Sessions for Independent Directors
■Director Orientation and Continuing Education
■Independent Chair for All Committees
■Annual Review of Board and Committee Qualifications
■Annual Board Self-Evaluation
ANTERIX INC. 2023 PROXY STATEMENT 6

Board Tenure and Diversity

ANTERIX INC. 2023 PROXY STATEMENT 7

Director Nominees

	Age	Director Since	AC	CC	NCGC	SC	Independent	Other Public Co. Boards
Jeffrey A. Altman	56	2023					✓
Leslie B. Daniels	76	2020					✓	GAMCO Investors, Inc., Redwire Corporation
Gregory A. Haller	56	2018					✓
Singleton B. McAllister*	71	2018					✓	Alliant Energy Corp.; Chart Industries, Inc.; Securitas Infrastructure Services (Proxy Board)
Morgan E. O’Brien**	78	2012
Gregory A. Pratt	74	2020					✓	Tredegar Corporation
Paul Saleh	66	2016					✓
Robert H. Schwartz	57	2020
Mahvash Yazdi	71	2021					✓	NorthWestern Energy

= Chair	AC = Audit Committee
= Member	CC = Compensation Committee
* = Lead Independent Director	NCGC = Nominating and Corporate Governance Committee
** = Board Chair	SC = Strategy Committee

ANTERIX INC. 2023 PROXY STATEMENT 8

Director Skills

Executive Compensation Highlights
Our Compensation Committee regularly reviews best practices in governance and executive compensation. The following is a summary of the executive compensation practices utilized by the Compensation Committee to tie compensation to company performance and serve our stockholders’ long-term interests:

What We Do	What We Don't Do
✓ Annual Bonus Tied to Performance	✗ Liberal Recycling of Equity Awards
✓ Double-trigger Vesting of Equity Awards	✗ Tax Gross Ups
✓ Peer Group Used to Inform Pay Practices	✗ Evergreen Provision in Stock Plan
✓ Independent Compensation Committee Members	✗ Multi-Year Guaranteed Bonuses
✓ Prohibit Hedging or Pledging Stock	✗ Guaranteed Term Employment Agreements
✓ Engage Key Stockholders to Design Compensation Program to Drive Stockholder Value	✗ Option Repricing Allowed without Stockholder Approval
✓ Independent Compensation Consultant	✗ Limited Perquisites Offered to Executives
✓ Annual Compensation Risk Assessment
✓ Stock Ownership Guidelines for Directors and Executives
✓ Grant Equity Awards to Incentivize Long-term Growth
✓ Robust Executive Clawback Policy
✓ Mix of Long-Term Equity Incentive Awards to Promote Retention and Superior Performance

ANTERIX INC. 2023 PROXY STATEMENT 9

2023 Proxy Statement

Date and Time August 8, 2023 9:30 AM EDT	Virtual Meeting www.virtualshareholdermeeting.com/atex2023	Record Date June 12, 2023

Voting Instructions
If you are a stockholder of record, you can vote in the following ways:
1.By Internet: by following the internet voting instructions included on the proxy card at any time until 11:59 p.m., Eastern Daylight Time, on August 7, 2023.
2.By Telephone: by following the telephone voting instructions included on the proxy card at any time until 11:59 p.m., Eastern Daylight Time, on August 7, 2023.
3.By Mail: by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received before the Annual Meeting.
4.At the Annual Meeting: by attending the Annual Meeting at www.virtualshareholdermeeting.com/atex2023 using the 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials to enter the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you later are unable to participate in the Annual Meeting.
If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee. Shares held in street name may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares, giving you the right to vote the shares.
On or about July 14, 2023, we began sending this Proxy Statement, the attached Notice of Annual Meeting of Stockholders, and the enclosed proxy card to all stockholders entitled to vote at the 2023 Annual Meeting. Although not part of this Proxy Statement, we are also sending, along with this Proxy Statement, our 2023 annual report on Form 10-K, which includes our financial statements for Fiscal 2023.
Proxies
All shares represented by a proxy will be voted at the Annual Meeting. When a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of approving, on an advisory, non-binding basis, the compensation of our named executive officers, in favor of approving the Anterix Inc. 2023 Stock Plan, and in favor of ratifying Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024. If any other business may properly come before the Annual Meeting, the proxies are authorized to vote at their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.
If a broker, bank, trustee, or other nominee exercising fiduciary powers holds your shares (typically referred to as being held in “street name”), you should receive a separate voting instruction form with this Proxy Statement. Your broker, bank, trustee, or nominee may vote your shares on Proposal 4 but will not be permitted to vote your shares for other proposals unless you provide instructions on how to vote your shares. Please note that if
ANTERIX INC. 2023 PROXY STATEMENT 10

your shares are held of record by a broker, bank, trustee, or nominee, and you wish to vote at the meeting, you will not be permitted to vote online at the Annual Meeting unless you first obtain a proxy issued in your name from the record holder.
Proxy Revocation Procedure
If you are a stockholder of record, you may revoke your proxy:
1.by written notice of revocation mailed to and received by the Chief Legal Officer and Corporate Secretary of the Company before the date of the Annual Meeting;
2.by voting again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on August 7, 2023;
3.by executing and delivering to the Corporate Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken before 11:59 p.m. Eastern Daylight Time on August 7, 2023); or
4.by attending the Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not in and of itself revoke a proxy.
If your shares are held by a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee; or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending and voting during the Annual Meeting.
Voting Results
We will announce preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC.
Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders: This Notice of Annual Meeting of Stockholders and Proxy Statement for the 2023 Annual Meeting of Stockholders, our Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2023 (filed with the SEC June 14, 2023) and the proxy card or voting instruction form are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your proxy card.
ANTERIX INC. 2023 PROXY STATEMENT 11

ELECTION OF DIRECTORS
At the 2023 Annual Meeting, our stockholders will vote on the election of nine directors to serve until our 2024 Annual Meeting and until their respective successors are elected and qualified.
Vote Required and Board Recommendation
In an uncontested election, the directors are elected by a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present. This means that the number of shares voted “FOR” a nominee for election as a director must exceed the number of votes cast “AGAINST” that director nominee. If you hold your shares in street name and you do not instruct the broker, bank, trustee, or nominee on how to vote on this proposal, they will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be voted for or against the election of any director nominee, and so will not have any effect on the outcome of this proposal.
We have also implemented a majority voting policy for director resignations, which applies if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. If a director nominee fails to receive the required vote for reelection, our Nominating and Corporate Governance Committee (other than such director) will act on an expedited basis to determine whether to accept the director’s irrevocable, conditional resignation, and it will submit such recommendation for prompt consideration by the Board. The Nominating and Corporate Governance Committee and members of the Board (other than such director) may consider any factors they deem relevant in deciding whether to accept a director’s resignation. This policy does not apply in circumstances involving contested director elections.
All of our nominees have indicated their willingness to serve if elected. If any nominee should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Board may designate, unless a contrary instruction is indicated in the proxy.
Unless otherwise instructed, the persons named in the proxy card intend to vote shares represented by properly executed proxy cards for the election of each of our director nominees.

ü	THE BOARD RECOMMENDS A VOTE FOR EACH OF OUR DIRECTOR NOMINEES

ANTERIX INC. 2023 PROXY STATEMENT 12

Director Nominees
Our Board, based on the recommendation of our Nominating and Corporate Governance Committee, has nominated our nine existing directors for reelection—7 independent directors, the current Executive Chairman of our Board and former Chief Executive Officer ("CEO"), Morgan E. O'Brien, and our current President and CEO, Robert H. Schwartz. The Director nominees are proven leaders with a broad range of competencies, professional experience, and backgrounds. Our Board includes directors with historical institutional knowledge of the Company and the markets we serve, complemented by newer directors who bring a diversity of experience, perspectives, qualifications, and leadership to address the Company's issues. Over the past few years, our Board has made a concerted effort to recruit new directors to achieve the right blend between experience and continuity and new perspectives, including with respect to gender, racial, and ethnic diversity. All the nominees were elected at the 2022 Annual Meeting, with each director receiving at least 88% of the votes cast in favor of their election, except for Jeffrey A. Altman, who joined the Board in 2023.
In addition to the information set forth below regarding our director nominees and the skills that led our Board to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty, and adherence to the highest ethical standards. We believe they each have demonstrated business acumen, an ability to exercise sound judgment, and a commitment to service to our Company and their Board duties.

	Age	Director Since	AC	CC	NCGC	SC	Independent	Other Public Co. Boards
Jeffrey A. Altman	56	2023					✗
Leslie B. Daniels	76	2020					✗	GAMCO Investors, Inc., Redwire Corporation
Gregory A. Haller	56	2018					✗
Singleton B. McAllister*	71	2018					✗	Alliant Energy Corp.; Chart Industries, Inc.; Securitas Infrastructure Services (Proxy Board)
Morgan E. O’Brien**	78	2012
Gregory A. Pratt	74	2020					✗	Tredegar Corporation
Paul Saleh	66	2016					✗
Robert H. Schwartz	57	2020
Mahvash Yazdi	71	2021					✗	NorthWestern Energy

= Chair	AC = Audit Committee
= Member	CC = Compensation Committee
* = Lead Independent Director	NCGC = Nominating and Corporate Governance Committee
** =Board Chair	SC = Strategy Committee

ANTERIX INC. 2023 PROXY STATEMENT 13

Director Biographies

Jeffrey A. Altman Independent Director
Mr. Altman has served as a member of our Board since February 2023. He is the founder of Owl Creek Asset Management, L.P. ("Owl Creek"), whose investment funds are collectively the Company's largest stockholder and investors since 2014. After founding Owl Creek, Mr. Altman launched the Owl Creek Flagship Funds in February 2002, followed by the Owl Creek Socially Responsible Investment Fund in May 2006, the Owl Creek Credit Funds in July 2012, the Owl Creek MGM Fund in November 2016, the OC Opportunities Fund II in October 2018, the Owl Creek Special Situations Fund, L.P. in April 2019, and the OC Opportunities Fund III in May 2021. As Chief Portfolio Manager, Mr. Altman directs all aspects of research and trading on all investments and leads the investment group at the Investment Manager in a team approach to gathering consensus on investment ideas. Mr. Altman is a member of Owl Creek's Risk Management Committee. Before forming Owl Creek, Mr. Altman spent 13 years at Franklin Mutual and Heine Securities Corporation, serving in various capacities, including junior and senior analyst positions, head trader of the bankruptcy and distressed group, senior vice president and senior portfolio manager. Mr. Altman earned a B.S.M. in Management from the A.B. Freeman School of Business at Tulane University in 1988.

We believe Mr. Altman is qualified to serve on our Board based on his extensive experience driving stockholder value as the leader of Owl Creek's investment group.

Leslie B. Daniels Independent Director
Mr. Daniels has served as a member of our Board since September 2020 and is Chair of the Strategy Committee. He is an Operating Partner of AE Industrial Partners, L.P., a private equity firm in Boca Raton, FL, specializing in aerospace, power generation, and specialty industrial markets. He serves on the board of directors of GAMCO Investors, Inc. (NYSE: GBL), Moeller Aerospace, and Redwire Corporation (NYSE: RDW). Mr. Daniels formerly served on the Advisory Committee on Trade Policy and Negotiation as a presidential appointee. He is a former chairman and former member of Florida’s State Board of Administration, Investment Advisory Council and serves as Commissioner and Chairman of the Health Care District of Palm Beach County. Mr. Daniels was a founding partner of CAI Managers & Co., L.P., a private equity firm located in New York City, from 1989 to 2014. Prior to CAI Managers, he was President of Burdge, Daniels & Co., Inc., a company engaged as a principal in venture capital and buyout investments and trading of private placement securities. Mr. Daniels also served as Senior Vice President of Blyth, Eastman, Dillon & Co., where he was responsible for its corporate fixed-income sales and trading departments. Mr. Daniels is a former Director of AeroSat Corporation; Aster-Cephac SA; Bioanalytical Systems, Inc.; Douglas Machine & Tool Co., Inc.; IVAX Corporation; MIM Corporation; MIST Inc.; Mylan Laboratories Inc.; NBS Technologies Inc.; and Safeguard Health Enterprises, Inc. He served as Chairman of TurboCombustor Technology Inc. and Zenith Laboratories, Inc. Mr. Daniels is a graduate of Fordham University.

We believe Mr. Daniels is qualified to serve on our Board based on his extensive financial and M&A experience and his depth of experience as a director of several public and private companies.

ANTERIX INC. 2023 PROXY STATEMENT 14

Gregory A. Haller Independent Director
Mr. Haller has served as a member of our Board since November 2018. He has over 30 years of experience serving as a senior executive in the wireless and telecommunication services industries. In April 2022, Mr. Haller was appointed Chief Executive Officer at Alorica Inc., a global leader in next-generation customer experiences. Previously, he served as the company’s Chief Operating Officer, responsible for global operations, client solutions, human resources, global business services, legal/compliance and marketing communications. Prior to joining Alorica, Mr. Haller served in a number of senior executive positions at Verizon Wireless (NYSE: VZ) (“Verizon”). From August 2016 to June 2018, Mr. Haller was the chief executive for Verizon’s prepaid brand, Visible. And from January 2012 until August 2016, he was the president of the west area for all Verizon sales and operations, which encompassed the 18 most western states in the U.S. Prior to that, from September 2010 through January 2012, he held the roles of President, Enterprise and Government Markets and Vice President of Consumer Marketing. Throughout his 29-year career at Verizon, he also served in leadership positions in operations, sales, marketing, and advanced solutions, as well as consumer product portfolio and pricing. Mr. Haller received his Bachelor of Arts in business administration from Wittenberg University.

We believe Mr. Haller is qualified to serve on our Board based on his prior executive leadership experience at leading companies in the wireless and telecommunications services industries and his expertise in developing and executing business strategies.

Singleton B. McAllister Lead Independent Director
Ms. McAllister has served as a member of our Board since June 2018, as Lead Independent Director since September 2020, and is Chair of the Nominating and Corporate Governance Committee. Ms. McAllister currently serves as Of Counsel at the law firm Husch Blackwell, LLP (“Husch Blackwell”). Before joining Husch Blackwell in May 2014, Ms. McAllister served as a partner in the law firms of Williams Mullen from 2012 to 2014, Blank Rome LLP from 2010 to 2012, and LeClairRyan from 2007 to 2010. Prior to entering private practice, Ms. McAllister served for five years as the general counsel for the United States Agency for International Development and previously served in senior positions in the U.S. House of Representatives. Ms. McAllister is a director of Alliant Energy Corporation (NYSE: LNT) and serves on its Nominating and Governance Committee and Operations Committee and is a past Chair of its Compensation and Personnel Committee. Ms. McAllister is also the Chair of the Board of Chart Industries, Inc. (NASDAQ: GTLS). She also serves on the Proxy Board of Securitas Infrastructure Services, Inc. She also served as a director of United Rentals (NYSE: URI) from 2004 to May 2018 and previously chaired the National Women’s Business Center. Ms. McAllister is a member of the Council on Foreign Relations, fellow to the National Academy of Public Administration, and Vice-Chairman of the National Women’s History Museum Board of Directors. She has also served on the Advisory Board of the African Development Foundation and has been appointed Secretary to the Virginia State Board of Elections. Ms. McAllister has a Bachelor of Arts from the University of Maryland and completed Graduate Studies in International Relations and earned her law degree from Howard University.

We believe Ms. McAllister is qualified to serve on our Board based on her legal, regulatory and corporate governance experience and expertise, as well as her experience serving on the boards of directors of other public and private companies, including public and private utility companies.

ANTERIX INC. 2023 PROXY STATEMENT 15

Morgan E. O’Brien Executive Chairman of the Board
Mr. O’Brien has been our Executive Chairman since July 2020. He has also served as a member of our Board since April 2012, as Chief Executive Officer from April 2018 to June 2020, and as Vice Chairman of our Board from May 2014 to April 2018. From January 2009 to the present, Mr. O’Brien has served as an independent consultant to several wireless start-ups and, until June 2017, served as a member of the board of directors of GTT Communications, Inc. (NYSE:  GTT). As a co-founder and chairman of Nextel, Mr. O’Brien led the creation of the first all-digital nationwide wireless network (the Nextel National Network) and brought push-to-talk communication to the mass business and consumer market. After the merger of Nextel with Sprint Corporation in 2004, he was a co-founder of Cyren Call Communications Corporation, where he served until January 2009. Mr. O’Brien was recognized in 1987 as New Jersey Entrepreneur of the Year and was voted the RCR Person of the Year in 1993 and again in 2006. In 2005, he was inducted into the Washington, DC Business Hall of Fame, and in 2007 he was named a Fellow of the Radio Club of America and was named by Fierce Wireless as “one of the top U.S. wireless innovators of all time.”  In 2016, Mr. O’Brien was awarded the Armstrong Medal, the Radio Club of America's highest award for demonstrated excellence and lasting contributions to radio arts and sciences. Mr. O’Brien has also served on several boards of other public companies, including Sprint and Williams Telecommunications. He also serves on the board of several private companies and charitable organizations.  Mr. O’Brien is a graduate of Georgetown University and received his law degree from Northwestern University.

We believe Mr. O’Brien is qualified to serve on our Board based on his significant experience driving leading-edge strategic solutions in the telecommunications sector, prior experience in founding, building, and serving as an executive officer at Nextel and Cyren Call Communications, his prior experience in building a nationwide dispatch network at Nextel, his expertise in FCC regulatory and compliance matters, and his experience serving on the boards of directors of other private and public companies.

Gregory A. Pratt Independent Director
Mr. Pratt has served as a member of the Board since May 2020 and is Chair of the Compensation Committee. Mr. Pratt is Chairman of the Board of Tredegar Corporation (NYSE: TG), having previously served as Lead Director since 2016. Mr. Pratt also serves as Chairman of the Nominating and Governance Committee and a member of the Audit Committee at Tredegar. Mr. Pratt was the Chairman of the Board of Directors at Carpenter Technology Corporation until 2021 and served as interim President and Chief Executive Officer of Carpenter in fiscal years 2010 and 2015. Mr. Pratt is a former Vice Chairman and director of OAO Technology Solutions, Inc. ("OAOT"), an information technology and professional services company. He joined OAOT in 1998 as President and Chief Executive Officer after OAOT acquired Enterprise Technology Group Inc., a software engineering firm founded by Mr. Pratt. Mr. Pratt served as President and Chief Operations Officer of Intelligent Electronics, Inc. from 1991 through 1996, and was co-founder and served variously as Chief Financial Officer and President of Atari (US ) Corporation from 1984 through 1991. He served as a Director and Audit Committee Chairman of AmeriGas Propane Inc., a public company listed on the NYSE for seven years. Mr. Pratt is an NACD Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for experienced corporate directors, a rigorous suite of courses spanning leading practices for boards and committees. He also was appointed to serve a three-year term on the Standing Advisory Group of the Public Company Accounting Oversight Board, ending November 2016. He supplements his skill sets through ongoing engagement with the director community and access to leading practices. Mr. Pratt received his MBA in finance from the Wharton School, University of Pennsylvania, and his Bachelor of Science in business administration from Cheyney University. He is a certified public accountant.

We believe Mr. Pratt is qualified to serve on our Board based on his financial and corporate governance experience and expertise, as well as his experience serving on the boards of directors of other public companies and as a former CEO.

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Paul Saleh Independent Director
Mr. Saleh has served as a member of our board since December 2016 and is Chair of the Audit Committee. Mr. Saleh currently serves as the Managing Partner of Menza Partners. Until May 2023, he was President and Chief Executive Officer for Gainwell Technologies, which was formed from the 2020 spinoff of the government and human resources business of DXC Technologies. From 2017 to 2020, Mr. Saleh served as the Executive Vice President and Chief Financial Officer of DXC Technology (NYSE: DXC).  Prior to that, Mr. Saleh served as Executive Vice President and Chief Financial Officer for CSC.  Prior to CSC, Mr. Saleh was the Chief Financial Officer for Gannett Co. Inc. (NYSE: GCI), as well as Sprint Nextel Corporation and Walt Disney International (NYSE: DIS). Before joining the Walt Disney Company, he was with Honeywell International Inc. (NYSE: HON) for 12 years, where he held various leadership positions in finance, including Treasurer of the company. Institutional Investor Magazine named Mr. Saleh as the best Chief Financial Officer in the wireless telecom industry from 2004 through 2007. In 2005, Treasury & Risk Management magazine recognized him as one of the 100 Most Influential People in Finance. In 2006 and 2017, Mr. Saleh received the Public Company CFO of the Year Award from the Northern Virginia Technology Council. Mr. Saleh holds an MBA with distinction in Finance; an M.S. in Computer, Information & Control Engineering; and a B.S. in Electrical Engineering, all from the University of Michigan.

We believe Mr. Saleh is qualified to serve on our Board based on his prior experience as an executive in the technology and telecommunications industries, his experience in financial matters and the capital markets, and his leadership experience as a CFO and CEO.

Robert H. Schwartz President & CEO, Director
Mr. Schwartz was appointed our President and Chief Executive Officer in July 2020 and was elected to our Board in September 2020. Having joined the Company in 2015 as Chief Strategy and Development Officer, he became our President and Chief Operating Officer in May 2018. Prior to joining our Company, beginning in 2013, Mr. Schwartz served as Chief Executive Officer of STI Brasil, LLC, a company focused on developing shared fiber infrastructure for wireless operators in Brazil. Prior to STI, from 2009 to 2013, Mr. Schwartz served as a Managing Director of Unison Site Management, during which time Unison acquired and managed cell site real estate throughout the United States. From 2006 to 2009, Mr. Schwartz was Managing Partner of Woodmont Partners LLC, a strategic consultancy to telecom, media, and technology companies. Earlier, Mr. Schwartz was Executive Vice President of IDT Telecom from 2001 to 2006, and led corporate development, product management, and the wireless division. In 1996, Mr. Schwartz joined The Associated Group to launch Teligent. He became Teligent’s Senior Vice President of Corporate Development, leading functions including strategy, capital markets, investor relations, and M&A activities through the startup, initial public offering, and the eventual sale to Liberty Media. Mr. Schwartz also served as Director of Corporate Development at Nextel and its precursor Fleetcall where he was responsible for supporting key strategic, M&A, and capital markets initiatives. Mr. Schwartz serves as a member of the Keystone Energy Board whose mission is to foster critical thinking on the interplay between energy, environmental, and economic policies. Mr. Schwartz holds an MBA from the Wharton School at the University of Pennsylvania and a Bachelor of Arts in Business Administration from George Washington University’s School of Government & Business Administration.

We believe that Mr. Schwartz is qualified to serve on our Board based on his prior experience as an executive in the telecommunications industry, specifically in wireless communication, breadth of skills and experiences in strategy, leadership and finance, and prior experience building communications companies.

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Mahvash Yazdi Independent Director
Ms. Yazdi joined the Board in February 2021. Since 2012, she has been the President of Feasible Management Consulting, a company that provides strategic consulting in energy, innovation, technology, and telecommunication. From 1997 to 2012, she was the Senior Vice President of business integration and Chief Information Officer of Edison International and Southern California Edison. She oversaw digital transformation initiatives and technology implementation of smart meter and smart grid programs. She was the founding co-chair of the Edison Electric Institute’s CIO advisory council, leading the industry activities in cybersecurity and telecommunications. Prior to that role, she held various roles at Hughes Electronics (1980 to 1997), including Vice President and CIO, where she was a member of the executive committee and engaged in business transformation and M&A activities. She continues to bring her expertise and insights to the publicly held, private, and non-profit boards on which she serves. She is currently a member of the board of directors at NorthWestern Energy and a strategic advisor to Infosys Corporation, Prologis Corporation, HIG Capital, and Energy Capital Ventures. Ms. Yazdi is nationally recognized as an expert in corporate information technologies. She has extensive experience and knowledge of the utility/power industry, where she was charged with setting strategies and leading people to achieve greater growth and performance. As a current and former board member, she has been either a chair or an active member of various board committees, including audit, compensation, governance, and operations. Ms. Yazdi received her NACD Directorship certification and is also an NACD Leadership Fellow, demonstrating her commitment to boardroom excellence. Ms. Yazdi earned her M.B.A. from the University of Southern California and is a member of the Beta Gamma Sigma honor society. She received her B.S. in industrial management from California State Polytechnic University, Pomona, with honors. She also completed the Management of Information Technology program at Harvard Business School. Ms. Yazdi is the recipient of the Ellis Island Medal of Honor for her philanthropic endeavors.

We believe Ms. Yazdi is qualified to serve on our Board based on her prior experience as an executive in the utility industry, her knowledge of technology, and her leadership experience as a CIO.

Director Skills
The skills matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of skill on the Board.

Experience, Expertise, or Attribute	Altman	Daniels	Haller	McAllister	O'Brien	Pratt	Saleh	Schwartz	Yazdi
CEO/President	✗	✗	✗		✗	✗	✗	✗
Telecom			✗		✗		✗	✗	✗
Regulatory		✗		✗	✗				✗
Early Stage/ Hyper-Growth	✗		✗		✗	✗	✗	✗
Utilities				✗					✗
Prior Public Board		✗		✗	✗	✗			✗
Technology			✗		✗	✗	✗	✗	✗
M&A	✗	✗	✗		✗	✗	✗	✗	✗
Risk		✗		✗	✗	✗	✗	✗	✗

ANTERIX INC. 2023 PROXY STATEMENT 18

Board Membership Criteria
Our Nominating and Corporate Governance Committee and Board of Directors regularly assess the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies our Board membership criteria outlined in our Corporate Governance Guidelines. Under these criteria, the Nominating and Corporate Governance Committee considers many factors, including an individual’s business experience and skills, as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity, and ability to represent the best interests of our stockholders. The Nominating and Corporate Governance Committee believes the Board should seek experienced public company directors with skills in core areas such as early-stage/hyper-growth companies, mergers and acquisitions, technology, regulatory, utilities, financial acumen, risk management, and telecommunications. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria. Rather, our Nominating and Corporate Governance Committee considers Board membership criteria as a whole and seeks to achieve diversity on our Board. For purposes of Board membership, diversity is broadly construed to mean a variety of opinions, perspectives, personal and professional experiences, and backgrounds, such as gender, race, ethnicity differences, and other differentiating characteristics.
Our Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee. Each Director Nominee has been approved and nominated for election by our Board. All of our directors are elected by a majority vote of our stockholders, excluding abstentions.

Board Diversity
The following table provides certain information concerning the composition of the Board. Each category listed in the table has the meaning ascribed to it in NASDAQ Listing Rule 5605(f).

BOARD DIVERSITY MATRIX (as of June 12, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Diversity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	1	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latino	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or more Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not Disclose Demographic Background	—	—	—	—
Stockholder Nominees: Our Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by a single stockholder who has held over 2.0% of our common stock for over one year and who satisfies the notice, information, and consent provisions outlined in our Amended and Restated Bylaws. Our Board uses the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals for 2024 Annual Meeting” below in this Proxy Statement.

Director Compensation
Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. The varied responsibilities, the substantial time commitment, and the potential risks of serving as a director for a public company require that
ANTERIX INC. 2023 PROXY STATEMENT 19

we provide adequate compensation for the continued performance of our non-employee directors by offering them compensation that is commensurate with the workload and the demands we place on them. Our non-employee directors are compensated based on their Board and Board Committee responsibilities. Our executive officers on the Board do not receive additional compensation for their service as directors.
The Nominating and Corporate Governance Committee oversees director compensation and makes recommendations to our Board on the appropriate structure and amount of compensation for our non-employee director pay. Our Board is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors. The Nominating and Corporate Governance Committee and Board established our philosophy to target total compensation for our non-employee directors at the 50th percentile of the market, based on the same peer group used in evaluating the compensation of our executive officers.
Non-Employee Director Compensation
For Fiscal 2023, our non-employee director compensation program consisted of:
•Annual cash retainers for Board service;
•Annual cash premium for service as the Chair of one of the four standing Board Committees;
•Equity premium for service as Lead Independent Director; and
•Equity-based awards in the form of restricted stock granted annually to continuing non-employee directors.
Our non-employee directors do not receive any meeting fees or other compensation for their Board service.
Annual Cash Retainers: Under our non-employee director compensation program, our non-employee directors received the annual cash retainers shown in the table below. These annual retainers are payable in four equal quarterly installments.
Equity-Based Awards: Under our non-employee director compensation program, each non-employee director also receives an annual equity-based award (in the form of restricted stock) valued at $170,000. And for her service as the Lead Independent Director, Ms. McAllister receives an additional equity award (in the form of restricted stock units) valued at $30,000. Each such annual award vests on the earlier of (i) immediately before the commencement of the next regularly scheduled Annual Meeting of stockholders or (ii) 12 months from the grant date.
The following table summarizes Fiscal 2023 non-employee director compensation:

All Directors	($)
Annual Board Cash Retainer	65,000
Board Meeting Fee	—
Annual Equity Award	170,000
Committee Member Meeting Fees (All Committees)	—
Estimated Total Board Member Annual Compensation	235,000
Committee Chairperson Retainer (below)
Audit	20,000
Compensation	15,000
Nominating/Governance	10,000
Strategy	8,500
Board Leadership Compensation (below)
Lead Independent Director Retainer (premium)	30,000 (1)

(1)Lead Independent Director premium is in equity.
Newly Appointed Directors: For any newly appointed non-employee director beginning their term mid-year, the annual cash retainer is awarded pro-rata based on the fiscal quarter in which the director is appointed to the Board and each Board committee. Similarly, each newly appointed non-employee will receive an annual restricted stock grant on a pro-rata basis, with the fair value on the grant date calculated based on the fiscal quarter in which the director is appointed to the Board.
ANTERIX INC. 2023 PROXY STATEMENT 20

Review: Pursuant to its charter, the Nominating and Corporate Governance Committee reviews this non-employee director compensation program from time to time, based upon information it deems appropriate, including without limitation, any report received from an independent compensation consultant, available survey data and feedback from the director recruiting process.
Stock Ownership Guidelines: All non-employee directors are subject to stock ownership guidelines approved by the Board. Non-employee directors are required to beneficially own shares of our common stock with a value equal to three times (3x) the annual cash retainer paid to them for service as a member of our Board. Our Board members have five (5) years from the time of initial appointment to achieve their stock ownership guideline level. As of the end of Fiscal 2023, each of our non-employee directors is in compliance with the stock ownership guidelines.
Reimbursement: Our directors are entitled to reimbursement for their reasonable travel and lodging expenses for attending Board and Board Committee meetings.
Director Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during Fiscal 2023.

	Fees earned or paid in Cash (1)	Stock Awards (2)(3)	Total
Name	($)	($)	($)
Jeffrey A. Altman(4)	—	—	—
Leslie B. Daniels	73,500	170,044	243,544
Gregory A. Haller	65,000	170,044	235,044
Singleton B. McAllister	75,000	200,032	275,032
Gregory A. Pratt	80,000	170,044	250,044
Paul Saleh	85,000	170,044	255,044
Mahvash Yazdi	65,000	170,044	235,044

(1)Represents annual cash retainers for Board service and for service as chair of one of the standing Board Committees, if applicable. Cash retainers are paid quarterly in four equal installments.
(2)These amounts represent the grant date fair market value of restricted stock awards granted by the Company during the period presented, determined in accordance with FASB ASC Topic 718. For the assumptions used in our valuations, see “Note 10 - Stock Acquisition Rights, Stock Options and Warrants” of our notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC on June 14, 2023.

(3)As of March 31, 2023, the following directors held shares of our restricted stock units: Leslie B. Daniels: 3,595 shares; Gregory A. Haller: 3,595 shares; Singleton B. McAllister: 4,229 shares; Gregory A. Pratt: 3,595 shares; Paul Saleh: 3,595 shares; and Mahvash Yazdi: 3,595 shares. All restricted stock units held by our non-employee directors are scheduled to vest in full on August 10, 2023.
(4)Jeffrey Altman was appointed to the Board effective February 13, 2023, and has waived his right to the annual cash retainer and annual equity award otherwise payable to non-employee directors.
Corporate Governance Matters
Corporate Governance Guidelines and Code of Business Conduct
Good corporate governance is fundamental to the overall success of our business, serving our stockholders well, and maintaining our integrity in the marketplace. Our key governing documents — Corporate Governance Guidelines, Code of Business Conduct, Amended and Restated Bylaws, and the charters for each of our Board committees — form our corporate governance framework. These documents cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to our Board, succession planning, and the annual evaluations of our Board and its committees. Copies of these key governing documents are available on our investor website at investors.anterix.com. Any stockholder may obtain a printed copy upon request to our Chief Legal Officer and Corporate Secretary.
ANTERIX INC. 2023 PROXY STATEMENT 21

The highlights of our corporate governance program are included below:

■Board Oversight of Human Capital Management, Corporate Culture, And Ethics	STRONG GOVERNANCE PRACTICES
■Annual Election of Directors (No Classified Board)
■Annual Advisory Vote on Executive Compensation
■Stock Ownership Requirements For Directors And Executive Officers
■Anti-Hedging and Anti-Pledging Policies For Directors and Employees
■Enterprise Risk Management, including Information Security
■Stockholder Proxy Access
■Board Oversight of ESG
■Executive Succession Planning
Policies and Practices Highlights
Clawback Policy
We maintain a Clawback Policy under which the Compensation Committee may require an executive officer to reimburse the Company for any annual or short-term incentive compensation, performance-based equity grants, and other performance-based compensation, in each case granted or awarded during the three fiscal years preceding a restatement of financial results, and any other compensation the Audit Committee may designate as subject to the Clawback Policy.
Prohibition on Hedging and Pledging
We maintain an Insider Trading Policy that, among other things, prohibits all employees and agents, including our officers, directors, consultants, and independent contractors, or their designees, from engaging in “hedging” transactions with respect to our securities. This includes publicly traded options, short sales, puts and calls, and hedging transactions. In addition, we also restrict pledging our securities as collateral for a loan or holding our securities in margin accounts, subject, however, to certain limited exceptions, including transactions pursuant to a trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.
Compensation Committee Risk Assessment
The Compensation Committee oversees a periodic risk assessment of our compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. As described in this section, we also have policies to mitigate compensation-related risk, including clawback provisions and prohibitions on stock pledging and hedging activities. Furthermore, the Compensation Committee believes our policies on ethics and compliance and its internal controls also mitigate against unnecessary or excessive risk-taking.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has at any time been our employee. Except as set forth herein, none of our executive officers serves or has served during the last fiscal year as a member of the board of directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

BOARD COMPOSITION AND PROCESSES	■7 of 9 Nominees Independent
■Separate Chairman and CEO
■Lead Independent Director
■Majority Voting for Director Elections
■90+% Board and Committee Meeting Attendance
■Regular Executive Sessions for Independent Directors
■Director Orientation and Continuing Education
■Independent Chair for All Committees
■Annual Review of Board and Committee Qualifications
■Annual Board Self-Evaluation

ANTERIX INC. 2023 PROXY STATEMENT 22

Board Independence
The Board has determined that each of our non-employee director nominees is independent under the independence standards established by NASDAQ and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as applicable. In addition to meeting the NASDAQ standards and the rules and regulations of the SEC, our Board requires that non-employee directors not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director.
It is critical that we recruit and nominate independent directors who help achieve the goal of a well-rounded, diverse Board that functions respectfully as a unit. Our Board includes directors with historical institutional knowledge of the Company and the markets we serve, complemented by newer directors who bring diverse experience, perspectives, qualifications, and leadership to address the issues facing the Company. Over the past few years, our Board has made a concerted effort to recruit new directors to achieve the right blend between experience and continuity and new perspectives, including with respect to gender, racial, and ethnic diversity.

There are no family relationships between any of our officers and directors.
ANTERIX INC. 2023 PROXY STATEMENT 23

Board Committees
Each of the following Board committees functions under a written charter adopted by the Board, copies of which are available on our investor website at investors.anterix.com.
The following table provides membership information for each of our Board committees as of June 12, 2023:

	BOARD CHAIR	LEAD INDEPENDENT DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	STRATEGY COMMITTEE
Jeffrey A. Altman
Leslie B. Daniels
Gregory A. Haller
Singleton B. McAllister
Morgan E. O’Brien
Gregory A. Pratt
Paul Saleh
Robert H. Schwartz
Mahvash Yazdi

Chairperson/Lead	Committee Member	Financial Expert
Audit Committee: The Audit Committee is comprised of three of our independent directors, Paul Saleh (Chair), Gregory Haller, and Gregory Pratt, each of whom can read and understand fundamental financial statements, including our balance sheet, statements of operations, stockholders’ equity and cash flows as required by the rules of the NASDAQ. The Audit Committee's functions include:
•Retention of our independent registered public accounting firm;
•Oversight of our annual audit;
•Reviewing the adequacy of our accounting and financial controls;
•Reviewing the independence of our independent registered public accounting firm;
•Oversight of enterprise risk management;
•Oversight of cybersecurity matters; and
•Oversight of all company compliance and Code of Business Conduct/Ethics matters.
Our Board has determined that each Audit Committee member is an “independent director” under the NASDAQ listing standards and the applicable rules and regulations of the SEC. Our Board has also determined that each of the Audit Committee members is an “audit committee financial expert” within the applicable requirements of the SEC.
Compensation Committee: The Compensation Committee is comprised of four of our independent directors, Gregory Pratt (Chair), Leslie Daniels, Gregory Haller, and Mahvash Yazdi. The functions of the Compensation Committee include:
•Recommendation to the Board of CEO and Executive Chairman compensation, and approval of other executive officer compensation;
ANTERIX INC. 2023 PROXY STATEMENT 24

•Review of executive development, performance and succession planning;
•Administration of the Clawback Policy; and
•Oversight of workplace diversity, equity and inclusion.
Our Board has determined that each Compensation Committee member is an “independent director” under the NASDAQ listing standards and the applicable rules and regulations of the SEC, including the additional requirements that apply to members of the Compensation Committee. In addition, the members of the Compensation Committee each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee engaged the services of Korn Ferry, a national executive compensation consulting firm, as its independent compensation consultant to assist it in evaluating our overall executive and non-executive director compensation program and practices.
Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee is comprised of three independent directors—Singleton McAllister (Chair), Leslie Daniels, and Mahvash Yazdi. The functions of the Nominating and Corporate Governance Committee include:
•Identification, recruitment, and nomination of Board nominees;
•Recommendations concerning the structure, composition, and functioning of the Board and its committees;
•Developing and recommending Corporate Governance Guidelines;
•Reviewing and recommending changes (as necessary or appropriate) to governance documents;
•Overseeing the annual evaluation of our Board’s effectiveness and performance;
•Overseeing the development of our ESG Strategy;
•Determining non-employee director compensation; and
•Conducting director evaluations.
Our Board has determined that each Nominating and Corporate Governance Committee member is an “independent director” under the NASDAQ listing standards and the applicable rules and regulations of the SEC.
Strategy Committee: The Strategy Committee is comprised of four independent directors – Leslie Daniels (Chair), Jeffrey Altman, Singleton McAllister, and Paul Saleh and two employee directors – Morgan O’Brien and Robert Schwartz. The functions of the Strategy Committee include:
•Providing input to management and the Board regarding our long-term strategy and M&A agendas;
•Evaluating and making recommendations to management and the Board concerning responses to external developments and factors, including changes in our industry, competition, and technology impacting our strategy; and
•Reviewing and providing input to management about potential material mergers and acquisitions, combinations, joint ventures, divestitures, and investments.

Board Meetings and Structure
Meeting Attendance
Board and Annual Meetings: Our Board met nine times during Fiscal 2023, and all directors attended 90% or more of the aggregate meetings of our Board and committees. We encourage our directors to attend our Annual Meetings absent extraordinary circumstances. All directors attended the 2022 Annual Meeting.
Board and Committee Meetings: During Fiscal 2023, the Audit Committee met nine times, the Compensation Committee met eleven times, the Nominating and Corporate Governance Committee met eight times, and the Strategy Committee met twice.
Executive Sessions: Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary. Our Board’s policy is to hold executive sessions with and without management's presence. Our Board committees also generally meet in executive session at the end of each committee meeting.
ANTERIX INC. 2023 PROXY STATEMENT 25

Board Structure
Size: Our Board currently consists of nine members. The number of directors on our Board can be determined from time to time by action of our Board.
Leadership: Our Board evaluates from time to time whether our President & CEO and Executive Chairman positions should remain separate based on what our Board determines is best for the Company and its stockholders. Our Board believes our leadership structure — with the roles of Executive Chairman and Chief Executive Officer separated — enhances the accountability of our Chief Executive Officer to our Board and encourages balanced decision-making. In addition, our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and can provide objective and thoughtful oversight of management. Our Board also separated the roles in recognition of the differences in responsibilities.
As an additional key element of its leadership structure, our Board appointed Ms. McAllister to serve as Lead Independent Director. While our Chief Executive Officer is responsible for the day-to-day leadership and operations of the Company, the Executive Chairman of the Board and the Lead Independent Director guide our Board and set the agenda for Board meetings. Our Lead Independent Director also provides performance feedback on our Board's behalf to our Executive Chairman and Chief Executive Officer. Our Board also considered that our Audit, Compensation, and Nominating and Corporate Governance Committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive officers, the selection and evaluation of directors, the development and implementation of corporate governance policies, and the oversight of our compliance with laws and regulations, each consist entirely of independent directors.
Director Orientation and Board Development
We recognize the importance of having directors with the knowledge necessary to be collaborative and trusted resources to management. To that end, we have many opportunities for our directors to develop and improve their technical knowledge and corporate governance skill set.
•Board Immersion Series: The Company provides a multi-day Board Immersion Series for all directors to attend within their first six months on the Board to ensure that directors are sufficiently informed about the business operations, strategy, and risks.
•Educational Series: We continue to conduct regular educational programs to provide our Board with in-depth knowledge of our technical and business environment.
•Board Education Stipend: We provide each director with an annual allowance of up to $5,000 for board/governance training related to their roles on our Board.
•NACD Membership: We are members of the National Association of Corporate Directors ("NACD").
As an NACD member company, our directors have access to tools, resources, and instructional curricula to continue to mature in corporate governance, including educational events, networking opportunities, resources, and custom board services developed for directors by directors.
Stockholder Communications
Stockholder engagement and feedback are key factors and a significant part of our ongoing review of a range of issues, including company performance and strategy, corporate governance, executive compensation, and environmental, social, and governance issues. Through these interactions, we are able to better understand stockholder priorities and perspectives as well as constructive feedback. During Fiscal 2023, our Investor Relations department and members of our management team conducted outreach, and participated in investor conferences and roadshows to deepen our understanding of stockholder perspectives.
Stockholders may contact the Board, its committees, or individual directors, as applicable, and the stockholder will receive an appropriate response on a timely basis. Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group or any individual director may send communications directly to us at Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: Chief Legal Officer and Corporate Secretary. Other than unsolicited advertising or promotional materials, all clearly marked written communications are logged, copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14A-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
ANTERIX INC. 2023 PROXY STATEMENT 26

Environmental, Social, and Governance Oversight
We are focused on modernizing infrastructure and critical communications by enabling private broadband connectivity for electric, gas, and water utilities. Using smart grid wireless technologies like private LTE ("PLTE") helps utilities securely integrate and manage distributed resources, automate processes, monitor conditions, use artificial intelligence, and drive worker productivity to make better use of the available energy supply. As such, the overarching goal of our ESG strategy is driving the utility industry toward carbon net-zero by combining our spectrum with private LTE.

The Board delegated primary responsibility for oversight of our Environmental, Social and Governance ("ESG") strategy and integration of ESG into our core business to the Nominating and Corporate Governance Committee. The Board receives regular reports on our ESG efforts and related topics and is apprised of our work related to human capital management, diversity, equity & inclusion, and governance, among other areas.

During Fiscal 2023, with the assistance of an ESG consultant, we refreshed our ESG priorities through a series of internal and external surveys and interviews. These refreshed priorities are presented below and will be covered in our upcoming ESG Report, which we expect to publish by the end of the year.

Human Capital Management
Delivering on our mission to provide the transformative broadband needed to modernize critical infrastructure for energy, transportation, logistics and other industries requires a people and culture that accelerates adoption of 900 MHz private LTE and innovation of OEM equipment to support deployment of PLTE networks. We believe we have an experienced, talented, motivated, dedicated team to fulfill our mission. For the last two years, we have tracked key human capital metrics, including workforce demographics, diversity and inclusion data, turnover and training data, and all the initiatives and tracking are regularly shared with the Board.

Company Culture

We are guided by our core values – Integrity, Courage, Camaraderie, Transformative, and Excellence – that express how we aspire to be when we are at our best. With these values as the backbone of our corporate culture, we work tirelessly to act as responsible stewards – to our employees, communities and other stakeholders who rely on us. In addition, we are committed to governing and operating our business with the highest levels of integrity and ethics.

We are focused on regular evaluation of our culture. We use a variety of channels to facilitate open and direct communication, including regular employee experience surveys. During our last biennial employee engagement
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survey, over 80% of our employees responded and the results showed that we have a highly engaged workforce that overwhelmingly views our work environment favorably. Where our employees identified areas for improvement, we worked with various functional areas to create and implement action plans to address any issues. Our next employee engagement survey is scheduled for Fall 2023.

Diversity, Equity and Inclusion

We are committed to hiring inclusively, providing training and development opportunities, fostering an inclusive culture, ensuring employee equity, and focusing on attracting and retaining diverse representation at every level. In past years, our Diversity, Equity and Inclusion ("DEI") objectives focused on education and building a foundation of awareness to help us work with colleagues of differing experiences and backgrounds. As we continue to expand our DEI efforts, this year, we launched Anterix GROW with the purpose of embedding inclusion into everyday life, personally and professionally. We are committed to fostering a culture of inclusivity by providing more actionable opportunities and resources, including days of service, employee resource groups, lunch and learns and new inclusion tools.

As of March 31, 2023, we had 82 full-time employees. Thirty-one percent of our new hires were females, and overall our workforce is 35% female. In terms of racial diversity, in Fiscal 2023, 28% of our workforce was non-white. Partnerships with organizations like INROADS and Talent Hue provide further avenues for recruiting diverse talent.

Employee Growth and Development

We offer a meaningful work environment with experiences and opportunities to grow and develop. This starts with continuous learning and the opportunity to do challenging, transformative work that helps our team build skills at all levels, including leadership opportunities, coaching, and mentoring. In addition to mandatory training on compliance matters and policies, we provide (and encourage employees to partake in) optional professional and personal development by providing on-demand access to over 15,000 training, certification, and learning modules on topics ranging from leadership skills to project management, as well as specific industry training and technical/functional skill building.

Benefits and Perquisites

To hire and retain the best talent, we prioritize connection. We take care of our employees by providing health benefits and services and sponsoring other initiatives designed to promote mental and physical well-being, including:
•Health Insurance
Our competitive benefits provide choices to meet the diverse needs of our employees. We offer a choice of medical coverage plans as well as prescription drug, dental, vision, life insurance, disability coverage, and a variety of voluntary benefits. We also cover most of the cost of medical coverage, including 100% of the cost for in-network preventive care, annual physicals, or wellness exams. We also provide easy access to telehealth to ensure employees have safe and convenient access to healthcare.
•Parental Leave
We provide generous paid parental leave to all parents welcoming new children, including adoptive parents and gestational and surrogate carriers. We also offer a competitive adoption assistance program to reimburse employees for relevant costs of adopting a child.
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•Mental Health
The mental health of our employees is of the utmost importance. In addition to being transparent about the importance of mental health and sharing personal stories when possible to help destigmatize mental health issues, we provide our employees with support to address mental health issues. We provide an employee assistance program (“EAP”) available 24 hours a day, 365 days a year for free, professional, mental health resources, substance abuse support, and assistance for financial challenges and stress management.
•Financial Literacy
The financial literacy of our employees is a priority for us. We offer training and frequent communications that provide access to various resources, from basic to advanced concepts and topics, to meet our employees' wide range of financial needs.
•Health, Safety and Wellness
We are always mindful of the safety of our employees. We have continued offering additional benefits, which were first introduced during the COVID-19 pandemic, to support our employees, including remote work allowance, “unplugged days” (extra time off in addition to vacation), and hybrid work schedules.
We believe in openness and transparency about the importance of wellness and are constantly evaluating how best to support employees. In Fiscal 2023, our Human Resources team took part in a Mental Health Certification which led to our first Mental Health Awareness Week with personal/professional education, well-being exercises, and team-building events.
• Employee Ownership
All employees are owners in Anterix. We proudly offered competitive restricted stock unit ("RSU") grants to every employee and new hire in Fiscal 2023.
•Retirement Match
To assist with relieving additional pressure that may be associated with financial planning for the future, we match for all employees participating in the 401(k) Plan up to 3% of annual cash compensation, subject to certain limitations set forth under the 401(k) Plan and applicable law.

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Executive Officers
The following persons are our executive officers as of June 12, 2023.

Name	Age	Position with Anterix
Morgan E. O’Brien(1)	78	Executive Chairman
Robert H. Schwartz(1)	57	President and Chief Executive Officer
Gena L. Ashe	61	Chief Legal Officer and Corporate Secretary
Ryan Gerbrandt	45	Chief Operating Officer
Timothy A. Gray	53	Chief Financial Officer
Christopher Guttman-McCabe	55	Chief Regulatory and Communications Officer
(1) See the section entitled "Directors Biographies" above for a description of the business experience and educational background of Messrs. O'Brien and Schwartz.

Ms. Ashe joined the Company in July 2019 and is the Chief Legal Officer and Corporate Secretary, a position to which she was promoted in May 2021 from General Counsel and Corporate Secretary. Prior to Anterix, Ms. Ashe held senior legal roles with former KKR portfolio company, The Brickman Group, LLC. (now BrightView Landscapes LLC NYSE: BV), as EVP, Chief Legal Officer and Corporate Secretary, as well as with Catalina Marketing Corporation, Public Broadcasting Service (PBS), Darden Restaurants, Inc., Lucent Technologies, Inc., AT&T, and most recently Adtalem Global Education (NYSE: ATGE), where she also served as EVP, Chief Legal Officer and Corporate Secretary. Earlier in her career, Ms. Ashe was an electrical engineer with IBM Corporation before joining IBM’s legal team. Ms. Ashe has also served on the boards of several companies since 2016. Ms. Ashe is currently a member of the Board of Directors of GXO Logistics (NYSE: GXO), where she serves on the audit committee, and Cold Bore Capital Management portfolio company, ALP, LLC. She holds a Juris Doctorate from Georgetown University, a Master of Science in electrical engineering from Georgia Institute of Technology, and a Bachelor of Science in mathematics with a minor in physics from Spelman College. Ms. Ashe is a graduate of the executive development program of the Wharton School of the University of Pennsylvania and holds a certificate in international management from Oxford University in England.
Gena L. Ashe Chief Legal Officer & Corporate Secretary

Mr. Gerbrandt joined as our Chief Operating Officer in March 2020. Prior to Anterix, Mr. Gerbrandt served 13 years at Trilliant Networks, founded in Silicon Valley and focused primarily on wireless networking technologies and solution development for the critical infrastructure industry with specific focus on Global Utilities. Mr. Gerbrandt was a pioneer in their Smart Grid Deployment efforts, and during his time at Trilliant developed and led Network Engineering, Global Professional Services, Global Solutions, and Commercial Operations, and most recently launched and served as Managing Director for their Global Industrial Internet of Things and Smart Cities businesses. Mr. Gerbrandt served on the board of directors of the Research Triangle Cleantech Cluster (RTCC) located in North Carolina up until departing Trilliant in March 2020. Prior to Trilliant, Mr. Gerbrandt was responsible for utility communications and control systems at Manitoba Hydro, an electric power and natural gas provider in Canada, where he specialized in Utility Communications Systems, Network Operations, SCADA, HVDC Controls and System Protection. Mr. Gerbrandt received his education in Communications Engineering Technology from Red River College and in Utility Management from the University of Manitoba.
Ryan Gerbrandt Chief Operating Officer
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Mr. Gray was appointed as our Chief Financial Officer in June 2014. From November 2011 to May 2013, Mr. Gray served as Senior Vice President and Chief Financial Officer of MedImmune, Inc., a subsidiary of AstraZeneca (NYSE: AZN) (“MedImmune”), and then served as Senior Vice President of Finance for MedImmune’s Specialty Care Group until November 2013. Mr. Gray also served in various other finance roles at MedImmune starting in April 2008. Prior to joining MedImmune, Mr. Gray served in finance positions at AOL (NYSE: AOL) and Nextel and started his career at Deloitte & Touche LLP. He is also a member of the Audit Committee of the Children’s Inn at the National Institutes of Health. Mr. Gray received a Bachelor of business administration in accountancy from the University of Notre Dame and is a certified public accountant.	Timothy A. Gray Chief Financial Officer

Mr. Guttman-McCabe joined the Company as Chief Regulatory and Communications Officer in October 2020 to lead the government relations and communications efforts in support of our vision of 900 MHz private broadband for the utility, critical infrastructure, and enterprise sectors. Prior to joining Anterix, Mr. Guttman-McCabe was a founder and CEO of CGM Advisors LLC, where he worked on communications, government relations, market analysis, and business development initiatives for Fortune 100 companies and startup tech ventures. Mr. Guttman-McCabe founded CGM Advisors after a 13-year career at CTIA as a spokesperson and advocate for the wireless industry, including testifying 19 times before Congress. At CTIA, he served as executive vice president overseeing a 90-person association with a $65 million annual budget. Before joining CTIA, Mr. Guttman-McCabe worked as an associate in the communications practice at Wiley Rein LLP. Mr. Guttman-McCabe earned his law degree magna cum laude with a Communications Institute certificate from the Columbus School of Law at the Catholic University of America and a bachelor’s degree in economics from Swarthmore College.
Christopher Guttman-McCabe Chief Regulatory and Communications Officer

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Advisory Vote to Approve Compensation of Our Named Executive Officers
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers ("NEOs") as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Vote Required and Board Recommendation
Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value creation for our stockholders. Stockholders are urged to read the section below titled “Executive Compensation” in this Proxy Statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our NEOs. Our Compensation Committee believes that the objectives of our executive compensation program, as they relate to our NEOs, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our NEOs, achieves an appropriate balance between fixed and variable incentive compensation. Our Board and Compensation Committee believe that our policies and practices effectively implement our compensation philosophy and achieve our compensation program goal. Accordingly, we are asking our stockholders to approve the compensation of our NEOs.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Based on the above, we request that stockholders indicate their support, on a non-binding advisory basis, for the compensation of our NEOs as described in this Proxy Statement by voting “FOR” the following resolution:
“RESOLVED, that the stockholders of Anterix Inc. approve, on an advisory basis, the compensation paid to Anterix Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation discussion, the compensation tables and the related narrative discussion.”
Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. We will hold an advisory vote to approve, on a non-binding advisory basis, the compensation of our NEOs annually. The next such advisory vote will occur at the 2024 Annual Meeting of Stockholders.
This advisory, non-binding proposal requires the approval of a majority of the votes cast by the holders of shares present or represented by proxy entitled to vote thereon. Abstentions and broker non-votes will not affect the outcome of the proposal, other than counting towards a quorum of the Annual Meeting.

ü	THE BOARD RECOMMENDS AN ADVISORY VOTE FOR OUR NEO COMPENSATION

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Executive Compensation
In Fiscal 2023, we became a smaller reporting company under Item 10 of Regulation S-K. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our Fiscal 2023 compensation program for our NEOs.
Our NEOs for Fiscal 2023 were:

•Robert H. Schwartz, President and Chief Executive Officer;
•Morgan E. O’Brien, Executive Chairman; and
•Christopher Guttman-McCabe, Chief Regulatory and Communications Officer.

Our Compensation Committee is comprised of four independent directors, in accordance with the rules and regulations established by the SEC and NASDAQ. Our Board delegated authority to the Compensation Committee to establish our executive officer compensation program and to approve all compensation received by our executive officers other than the Executive Chairman and Chief Executive Officer. The Board, based on the recommendation from the Compensation Committees, sets the compensation for the Executive Chairman and Chief Executive Officer. Our Board and Compensation Committee believe that adopting appropriate and sound compensation programs and practices is fundamental to our business' overall success and aligning our executive officers' interests with our stockholders' interests.
This Executive Compensation discussion describes the material elements of our compensation program for our NEOs during Fiscal 2023, provides an overview of our executive officer compensation philosophy (the “Compensation Philosophy”) and objectives and discusses how and why the Compensation Committee arrived at the specific compensation decisions for our NEOs for Fiscal 2023.

Company Overview
We are a wireless communication company focused on commercializing our spectrum assets to enable our targeted utility and critical infrastructure customers to deploy private broadband networks. Additionally, we are offering innovative broadband solutions to the same target customers. We are the largest holder of licensed spectrum in the 900 MHz band (896 - 901 / 935 - 940 MHz) with nationwide coverage throughout the contiguous United States, Hawaii, Alaska and Puerto Rico. On May 13, 2020, the FCC approved a Report and Order (the “Report and Order”) to modernize and realign the 900 MHz band to increase its usability and capacity by allowing it to be utilized to deploy broadband networks, technologies and solutions. We are engaged in qualifying for and securing broadband licenses from the FCC. We are also pursuing opportunities to monetize the broadband spectrum we secure to our targeted utility and critical infrastructure customers.
Fiscal 2023 Business Highlights
In Fiscal 2023, we made significant progress in advancing our mission of making 900 MHz spectrum the de facto standard for broadband solutions in the utility sector. Some of our achievements included:
•Executed Long-Term Lease Agreement with Xcel Energy. In October 2022, we entered into a long-term lease agreement of our 900 MHz broadband spectrum with Xcel Energy Services, Inc., a subsidiary of Xcel Energy Inc., covering service territories in eight western and midwestern states, which will support its grid modernization initiatives for the benefit of its 3.7 million electricity customers and 2.1 million natural gas customers. The Xcel Agreement is for a term of up to 40 years, comprised of an initial term of 20 years with two 10-year renewal options for additional payments. The scheduled prepayments for the 20-year initial term of the Xcel Energy Agreement total $80.0 million of contracted proceeds, $8.0 million of which we received in December 2022.

•Introduced Demonstrated Intent Scorecard. In February 2023, we introduced our demonstrated intent scorecard, a fact-based analysis to quantify and track our momentum toward signed 900 MHz PLTE contracts. Our goal is to provide investors with a level of transparency that demonstrates the progress we are making in moving each utility and the entire sector toward 900 MHz PLTE. The demonstrated intent scorecard includes tracking a variety of individual metrics for each customer in our
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pipeline such as a customer's regulatory or rate case filings, public statements of intent to transition to 900 MHz PLTE, membership in USAB, RFPs defining 900 MHz as the primary spectrum band, active participation in the Utility Broadband Alliance or filing for a 900 megahertz experimental license and more. We track these metrics for every customer in our pipeline and proportionately score each based on our assessment of its importance and come up with a combined demonstrated intent score. If the sum of the analysis places a utility over a certain threshold, we conclude that we have high confidence that a customer has demonstrated intent to move forward with us on a 900-megahertz contract.

•Secured Additional Broadband Licenses. During the year ended March 31, 2023, we expanded our FCC licenses broadband to an additional 84 counties and relinquished our narrowband licenses in the same counties. As a result, we continue to create a migration path for utilities and other critical infrastructure providers to consolidate their numerous incompatible networks onto a single platform operating on 900 MHz broadband capable of accommodating a growing number of use cases and connectivity needs.

•Surpassed 100 Anterix Active Ecosystem Members. The Anterix Active Ecosystem brings together leading technology companies that are supporting 900 MHz private LTE networks and are shaping the future of private wireless broadband. Members enjoy technical assistance, collaborative tools and marketing support to develop products and services for 900 MHz private LTE networks enabling utilities and the critical infrastructure sector. Initially launched with 37 members in May 2021, the Anterix Active Ecosystem grew to over 100 members in Fiscal 2023.

•Launched Integrated Platform to Accelerate Benefits of a "Network" of Individual Private Broadband Networks. We launched an integrated platform to accelerate the scale benefits of a "network" of individual private broadband networks. Key initiatives of the platform include:

◦deployment of a 4G/5G cloud core to extend the capabilities of the utilities' private broadband networks,
◦development of an enhanced multiband communications module to facilitate the delivery of lower cost and higher functionality products by members of the Anterix Active Ecosystem Program,
◦integration of cybersecurity offerings to further enhance the existing private broadband security capabilities,
◦launch of a connected lab environment, supported by utilities and vendors, to provide collective utility-grade device testing and to accelerate the integration of utility solutions, and
◦delivery of a public network roaming management solution that will make utility connectivity and management of devices simple, secure and flexible.
•Formed the Utility Strategic Advisory Board ("USAB"). Associated with the launch of the Anterix Active Ecosystem Platform, the USAB is comprised of senior utility executives who will serve as architects and facilitators in identifying and prioritizing 900 MHz private LTE platform initiatives. Whether it be the macro issues of resiliency, cybersecurity and decarbonization, or the sharing of infrastructure, talent, knowledge, and technology, the USAB will help in bringing the benefits of collective action to the industry.

•Launched CatalyX designed to Accelerate Utility Adoption of 900 MHz Private LTE. CatalyX, the first Anterix Active Ecosystem Platform commercial offering, is a turnkey connectivity management solution that helps utilities realize the benefits of private broadband networks while leveraging commercial broadband. CatalyX simplifies connectivity management by integrating state-of-the-art SIM technology, device SIM management, and private to public roaming to deliver the flexibility and security that utilities require. CatalyX supports utilities in their private LTE journey by:

◦accelerating onboarding of devices during network deployment,
◦extending the private network coverage in gap areas, and
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◦providing back-up connectivity during private network downtime. From their private LTE network, utilities can seamlessly connect devices to commercial networks for primary coverage or as a fallback, helping them achieve the network coverage and resiliency required for mission critical grid applications.
•Returned Capital to Stockholders. Under our stock repurchase program, we repurchased approximately 216,000 shares of our common stock, demonstrating our commitment to return capital to stockholders.

Fiscal 2023 Compensation Highlights
The Compensation Committee met regularly throughout Fiscal 2023 to review our executive compensation program in parallel with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent.
For Fiscal 2023, as in prior years, the Compensation Committee approved a compensation structure weighted toward incentivizing achievement of long-term Company goals and growth in stockholder value. The Fiscal 2023 compensation mix generally provides our NEOs with cash compensation at or below the median of our marketplace and long-term incentive compensation at or below the 75th percentile as compared to our peers.
Specifically, the Compensation Committee approved:
•positioning base salaries for our executive population, on average, between the 25th percentile and median of the marketplace, after considering the competitive market, the scope, impact, and criticality of an executive’s role, internal pay equity, and other relevant factors;
•positioning target bonuses for our executive officers at the median of the marketplace (as a percentage of base salary), with upside opportunity when performance is met or exceeded; and
•positioning long-term incentive awards for our executive officers between the 50th and 75th percentiles of the marketplace to incentivize our lasting success, which aligns the interests of our NEOs with the interests of our stockholders and achieves our objectives of retaining and motivating key talent while keeping a keen focus on generating long-term value.
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Compensation Practices
The Compensation Committee regularly reviews best practices in governance and executive compensation. The following is a summary of the current executive compensation practices utilized by the Compensation Committee to tie compensation to Company performance and serve our stockholders‘ long-term interests:

What We Do	What We Don't Do
✓ Annual Bonus Tied to Performance	✗ Liberal Recycling of Equity Awards
✓ Double-trigger Vesting of Equity Awards	✗ Tax Gross Ups
✓ Peer Group Used to Inform Pay Practices	✗ Evergreen Provision in Stock Plan
✓ Independent Compensation Committee Members	✗ Multi-Year Guaranteed Bonuses
✓ Prohibit Hedging or Pledging Stock	✗ Guaranteed Term Employment Agreements
✓ Engage Key Stockholders to Design Compensation Program to Drive Stockholder Value	✗ Option Repricing Allowed without Stockholder Approval
✓ Independent Compensation Consultant	✗ Limited Perquisites Offered to Executives
✓ Annual Compensation Risk Assessment
✓ Stock Ownership Guidelines for Directors and Executives
✓ Grant Equity Awards to Incentivize Long-term Growth
✓ Robust Executive Clawback Policy
✓ Mix of Long-Term Equity Incentive Awards to Promote Retention and Superior Performance

Compensation Philosophy
We believe that to be successful, we must hire and retain talented leadership. We recognize that there is significant competition for qualified executives within our industry. It can be particularly challenging for companies to recruit executive officers of the caliber necessary to achieve our short-term and long-term objectives. We also believe our executive compensation program should focus on aligning executive pay with individual performance, company performance, and stakeholder interests. Accordingly, the Compensation Committee adopted the following Compensation Philosophy for our executive officers and other senior management:
Attract and Retain — Attract, motivate, and retain the critical talent that will continue to grow our business:

•Offer total direct compensation that is competitive with the market.

Align Pay for Performance — Pay our executives in line with their performance consistent with our business objectives:

•The compensation received by our executives will reflect our performance and each executive’s contributions to achieving our short- and long-term goals.
•Continue to foster an entrepreneurial, high-performance, and results-driven culture.

Align Executive Compensation with Stockholder Interests — Achieve long-term business success and deliver strong and sustainable returns to our stockholders:

•Promote the achievement of short-term and long-term strategic performance objectives that the Board and management agree will lead to long-term growth and value creation for our stockholders.
•Align our employees’ interests with our stockholders' interest without encouraging excessive or imprudent risk-taking or decision-making.
•Calibrate realizable pay opportunities to mirror the stockholder experience in the proper sharing ratios, recognizing the impact of our long sales cycle and collaborative selling requirements on short-term performance and related stockholder experience.
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2022 Say on Pay Vote and Stockholder Engagement
At the 2022 Annual Meeting, our stockholders approved the compensation of our NEOs on an advisory basis, with 76.9% of the votes cast “For” such approval. The Compensation Committee interpreted stockholder approval of the executive compensation program at such a level as generally indicating that a majority of stockholders view our executive compensation program, plan design and governance as continuing to be well aligned with our stockholders, their investor experience and business outcomes.
To ensure investor views are incorporated into our planning process, we engage with stockholders on an ongoing basis to gather their perspectives. Through this stockholder outreach, we have established important feedback channels that serve as a valuable resource for ongoing input from our stockholders.
Based on this feedback, in Fiscal 2023, the Compensation Committee granted our CEO and Executive Chairman long-term equity incentive awards consisting solely of stock options to better align compensation to stock performance. Based on additional feedback from stockholders, we expect to include performance share units in our equity incentive award plan for our executive officers for Fiscal 2024.
Compensation Governance and the Compensation-Setting Process
Role of the Compensation Committee and Board of Directors
The Compensation Committee is responsible for establishing and overseeing the executive compensation program, which includes, but is not limited to, setting executive pay opportunities, reviewing Company and individual performance and determining and approving final pay outcomes for our NEOs annually. As part of this process, it evaluates:
•Each executive officer’s role and responsibilities and performance in their role;
•Key historical Company performance metrics and forward-looking projections; and
•Compensation practices of the companies in our peer group and broader market data, where appropriate.
The Compensation Committee is also responsible for recommending grants of equity awards under our stock incentive plans to our Board for approval. Other responsibilities include, but are not limited to, reviewing and approving offer letters; designing the annual cash bonus program; and reviewing whether compensation programs encourage excessive risk-taking.
Roles of our Executive Officers
In discharging its responsibilities, the Compensation Committee works with members of management, including our Chief Executive Officer. As manager of the executive team, our Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the other NEOs. Other members of management support the Compensation Committee’s work by providing data, information and their perspective on the tax and human resources implications of our compensation programs. No NEO participates directly in final decisions regarding their compensation. The Compensation Committee does not delegate any of its responsibilities to others in setting the compensation of our executive officers.
Role of Compensation Consultant
The Compensation Committee retained Korn Ferry, a national compensation consulting firm, as its independent compensation consultant in October 2020. Korn Ferry reports directly to the Compensation Committee, which has the sole authority to retain, terminate and obtain the advice of Korn Ferry at the Company’s expense.
For Fiscal 2023, Korn Ferry reviewed and advised on all principal aspects of our executive and non-executive compensation programs, including:
•assisted in developing a peer group of publicly-traded companies to help us assess our compensation programs against the marketplace;
•provided a detailed review of executive officer and director compensation which included an updated executive compensation peer group;
•performed an in-depth analysis of the Company’s compensation philosophy;
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•assisted in developing a competitive compensation strategy and consistent executive and non-executive compensation assessment practices relevant to a public company, including review and recommendation of our performance-based cash and equity-based incentive programs, development of applicable performance goals, as well as our equity strategy covering type of equity, dilution and grant levels; and
•met regularly with the Compensation Committee to review all elements of executive compensation, including the competitiveness of the executive compensation program against peer companies.
After consideration of the independence assessment factors provided under the listing rules of NASDAQ and the standards under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Compensation Committee reviewed Korn Ferry’s independence and concluded that it is an independent advisor to the Company and that the work it performed during Fiscal 2023 did not raise any conflicts of interest.
Competitive Data
Our Board and Compensation Committee believe that competitive compensation data provides useful context in making compensation decisions. While our Board and Compensation Committee do not make decisions based solely on compensation data, they believe it is important in assessing the competitiveness of our compensation packages in a highly competitive labor market. Each year, the Compensation Committee considers various factors in assessing the competitiveness of our executive compensation program and the individual compensation of each of our executive officers. These factors include our performance against our internal strategic, operational and financial corporate goals, the mix of short-term cash and long-term equity compensation we provide, and a thorough review of compensation paid by peer companies to their NEOs as compared to the compensation we pay to our NEOs.
Peer Group
In November 2022, the Compensation Committee, with input from Korn Ferry, evaluated the Peer Group it had previously approved and has used in setting executive compensation since Fiscal 2021 in line with Korn Ferry’s process set forth below.

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Based on this evaluation, the Compensation Committee continued to utilize the same Peer Group of companies as it selected for Fiscal 2021 for setting executive compensation for Fiscal 2023. The Fiscal 2023 Peer Group includes the following companies:

• 8x8 Inc.	• Inseego Corp.
• Bandwidth Inc.	• InterDigital, Inc.
• Calix, Inc.	• Iridium Communications Inc.
• Casa Systems Inc.	• PagerDuty, Inc.
• Cerence, Inc.	• Rapid7, Inc.
• Cogent Communications Inc.	• Varonis Systems, Inc.
• Digi International Inc.	• Verra Mobility Corporation
• Everbridge, Inc.
In evaluating and approving the Fiscal 2023 Peer Group, the Compensation Committee considered the unique characteristics of our assets and business model, including our unique position of having negative earnings while having positive cash flow and a valuable spectrum asset to be monetized. It also considered our industry, company size, market valuation and revenues. Additionally, it considered the types of skills and experience our executives should possess to effectively market to our targeted customers and to implement our commercialization goals, as well as the companies competing for executives with these skill sets. It further considered the progress made by our existing management team in implementing and achieving our marketing and commercialization goals, and the benefits of retaining their continued services. Based on this assessment, the Compensation Committee determined to focus on the following factors and types of companies in approving the Fiscal 2023 Peer Group: our need to attract and retain individuals who have executive experience at Tier I telecommunications companies and unique regulatory expertise, even though these companies have different business models and in some cases significantly greater revenue profiles than the Company; the benefits of retaining our existing management team to maintain our marketing and commercialization progress; companies with high growth market opportunities; and companies offering unique product and service offerings in large and growing markets. The Compensation Committee appreciates the difficulty in selecting comparable companies based on the unique nature of our assets and business model and the limits of the Fiscal 2023 Peer Group, but believes the compensation practices and characteristics of the Fiscal 2023 Peer Group provide it with a useful, but not an exclusive, framework for evaluating and setting the compensation of our NEOs.

Compensation Elements
The annual compensation of our NEOs consists of three principal elements: base salary, an annual performance-based bonus program payable in cash and/or shares of common stock, and long-term equity awards consisting of time-based and/or performance-based equity awards. To conserve available cash for investing in our business plans, the Compensation Committee has generally offered the short-term cash elements of our executive compensation program at or below the median of the marketplace and, to encourage creating long-term value, offered the long-term equity awards above the median of the marketplace.
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For Fiscal 2023, a portion of each NEO’s compensation was comprised of “at-risk” compensation, or compensation tied to the achievement of annual performance goals.

Base Salary
Base salaries are designed to provide a stable source of income for our NEOs. In general, the initial base salary of each of our NEOs is established through arms-length negotiations when the officer is hired. Our Compensation Committee reviews base salaries annually, with input from its compensation consultant. The base salaries of our executive officers are determined based on their job responsibilities, the rate of compensation paid by our peer group of companies to executive officers in the same or similar role, internal pay equity, our financial position, and our business performance. The Compensation Committee aims to set base salaries of our NEOs between the 25th percentile and median of the marketplace, on average, except for Mr. Guttman-McCabe. To induce him to join the Company and leave his private practice, the Compensation Committee approved an above-median base salary for Mr. Guttman-McCabe when he joined the Company in October 2020.
For Fiscal 2023, the annual base salaries for our NEOs remained the same as in Fiscal 2022.
Each NEO's Fiscal 2023 base salary, as approved by the Compensation Committee, is set forth below:

Named Executive Officer	Fiscal 2022 Base Salary ($)	Fiscal 2023 Base Salary ($)	% Change
Mr. Schwartz	500,000	500,000	—
Mr. O’Brien	300,000	300,000	—
Mr. Guttman-McCabe	425,000	425,000	—
Short-Term Incentive Program
Through our short-term annual cash incentive program (the “Short-Term Incentive Program”), a portion of each NEO’s compensation is tied to achieving our annual performance goals. The Short-Term Incentive Program is designed to focus, incentivize and reward our executives in achieving key operational performance indicators with the intent of increasing stockholder value. Each year, our CEO leads the development of the proposed performance goals for the Short-Term Incentive Program. Once developed, the goals are presented to the Compensation Committee for review, evaluation, and approval to ensure consistency with our Compensation Philosophy. The Compensation Committee also approves a percentage allocation to the performance components to determine how each executive officer’s bonus will be calculated at the end of the fiscal year. The target bonus amount for each NEO under the Short-Term Incentive Program is based on a percentage of the NEO's base salary.

ANTERIX INC. 2023 PROXY STATEMENT 40

For Fiscal 2023, the Compensation Committee set the following target bonus amounts for our NEOs:

Executives	Target Bonus (as a % of base Salary)
Robert H. Schwartz President and Chief Executive Officer	100%
Morgan E. O’Brien Executive Chairman	100%
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	75%

For Fiscal 2023, the Compensation Committee established three categories of performance goals: (i) company performance goals, (ii) company financial targets and (iii) individual performance. The Compensation Committee assigned the following target weighting for these performance objectives:

Company Performance Achievement	Company Financial Targets Achievement		Individual Performance Achievement
	Adjusted EBITDA(1)	Adjusted Cash Balance(1)
(50% Weighting)	(15% Weighting)	(15% Weighting)	(20% Weighting up to 40% after applying multiplier)
(1) Our corporate financial performance targets of Adjusted EBITDA and Adjusted Ending Cash Balance, and the results under such targets, are based on non-GAAP financial measures which may be further adjusted as permitted by those plans and approved by the Compensation Committee. These metrics and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts. Please see Appendix A for a reconciliation of GAAP to non-GAAP amounts.
In the case of a NEO's exceptional individual performance and significant individual contribution to our success, the Compensation Committee has the discretion to apply up to a 200% multiplier when determining the NEO’s level of achievement of the individual performance goal.
Company Performance
Our company performance objective under the Short-Term Incentive Plan was customer acquisition, as measured by the amount of our total customer proceeds contracted during the fiscal year. For Fiscal 2023, the Compensation Committee set the target for 100% achievement of this company performance goal at $500.0 million in total proceeds, with no credit apportioned if the Company achieved less than 50% of target.
The Compensation Committee expected that achieving our customer acquisition performance goal at the target level of performance would be challenging and require substantial and effective execution by our management team. During Fiscal 2023, we achieved $80.0 million in total customer proceeds contracted, resulting in 16% achievement of the target goal. Because performance was below 50% of the Company Performance Target, no credit was apportioned to the partial achievement of the Company Performance goal and, as a result, the 50% of our NEOs' target bonus payout allocated to Company Performance was not awarded.
Financial Performance
For Fiscal 2023, the Company had two financial performance objectives under the Short-Term Incentive Plan: (1) Adjusted EBITDA(1) and (2) the Company's ending Adjusted Cash Balance(1) for Fiscal 2023. The Compensation Committee set the Adjusted EBITDA target at $(42.7) million and the ending Adjusted Cash Balance target at $131.7 million, in each case, for maximum achievement of 100% for each performance goal. The Compensation Committee selected the financial metrics of Adjusted EBITDA and ending Adjusted Cash Balance to focus our NEOs on the critical strategic priorities of revenue growth, controlling operating costs and cash management.
In setting the financial performance goals, the Compensation Committee chose targets that it considered rigorous and challenging and would require exceptionally strong performance. Such goals considered the relevant risks and opportunities and our business objectives. In particular, the Compensation Committee reviewed the relevant financial objectives in connection with the development of the fiscal year budget and considered various risks of achieving specific actions that underlie the targets, the implied performance relative to prior years, and risks associated with various macroeconomic factors.
1 Our corporate financial performance targets of Adjusted EBITDA and Adjusted Ending Cash Balance, and the results under such targets, are based on non-GAAP financial measures which may be further adjusted as permitted by those plans and approved by the Compensation Committee. These metrics and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts. Please see Appendix A for a reconciliation of GAAP to non-GAAP amounts.
ANTERIX INC. 2023 PROXY STATEMENT 41

We achieved Adjusted EBITDA(1) of $(35.6) million (performance at 117% of the target goal) and ending Adjusted Cash Balance(1) of $51.4 million, when adjusted for share repurchase (performance at 40% of the target goal). As a result, the Financial Performance goals contributed to 24% of our NEOs' target bonus payout (out of a combined 30% target bonus payout allocated to the Financial Performance metrics).

Individual Performance
Under the Short-Term Incentive Program, our NEOs were also incentivized by an individual performance measure. This component of the executive compensation program is included to provide a well-rounded assessment of executive performance encompassing leadership and the broad spectrum of responsibilities inherent in senior executive roles, resulting in an improved correlation between pay and performance.
Following Fiscal 2023, the Compensation Committee evaluated our NEO's performance achievements during the year, which included negotiating the Company's largest transaction with an investor-owned utility as well as significantly developing the market for 900 MHz broadband private LTE through (1), the creation of the USAB to play a leading role in shaping the future of wireless broadband usage among electric utilities, (2) the expansion of the Anterix Active Ecosystem to over 100 members and (3) the launch of the Anterix Platform to develop technology solutions and demonstrable use cases for customers. These collective market development efforts enhanced and grew the "demonstrated intent" of target customers to obtain 900 MHz spectrum from the Company. While the Company's sales process has been slower than anticipated, it believes it now has a quantifiable framework it refers to as "demonstrated intent," which scores customer interactions based on their investment in transitioning to a private broadband network and acquiring use of Anterix's spectrum assets. The NEOs also successfully transitioned the Company from COVID-related remote-work arrangements to a hybrid work environment. The Compensation Committee believes the performance of the NEOs positioned the Company to achieve its long-term business objectives.
Following such evaluation process, the Compensation Committee determined each NEO’s individual performance resulted in those executives meeting their individual performance goals and, in light of the key contributions, significant efforts and outstanding performance of each of our NEOs as described above, this resulted in a payout of 100% of the individual performance target (out of a possible 200%) to each NEO’s level of achievement. As a result, the Individual Performance goals contributed to 20% of each of our NEOs' target bonus payout (out of a combined 20% target bonus payout allocated to the Individual Performance metric).
Short-Term Incentive Payout
For Fiscal 2023, the Compensation Committee evaluated our achievement and financial performance goals under the Short-Term Incentive Program and each executive’s individual performance and awarded cash payouts to our executive officers as set forth below.

Executives	Adjusted EBITDA(1) (15% Weighting)	Adjusted Cash Balance(1) (15% Weighting)	Company Performance Achievement (50% Weighting)	Individual Performance Achievement (20% Weighting up to 40% after applying multiplier)	Total Payout (% of Target)	Total Payout ($)
Robert H. Schwartz President and Chief Executive Officer	18.0%	6.0%	—%	20.0%	44.0%	220,000
Morgan E. O’Brien Executive Chairman	18.0%	6.0%	—%	20.0%	44.0%	132,000
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	18.0%	6.0%	—%	20.0%	44.0%	139,234
(1) Our corporate financial performance targets of Adjusted EBITDA and Adjusted Ending Cash Balance, and the results under such targets, are based on non-GAAP financial measures which may be further adjusted as permitted by those plans and approved by the Compensation Committee. These metrics and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts. Please see Appendix A for a reconciliation of GAAP to non-GAAP amounts.

ANTERIX INC. 2023 PROXY STATEMENT 42

Long-Term Incentive Equity Compensation
Long-term equity incentives represent the third and largest component of the executive compensation program. The long-term incentive opportunity is designed to motivate and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to stockholders. Our Compensation Committee has found these equity types to be effective in aligning the interests of management, including our NEOs, to company financial and business performance and the creation of overall stockholder value, and to appropriately reward executives for growing our business. To emphasize this alignment in the long-term, the Compensation Committee generally positions long-term incentive awards in line with the 50th to 75th percentile range of our peer group.
Our equity incentive plan authorizes the Compensation Committee to issue time-based and performance-based equity awards. For Fiscal 2023, our Compensation Committee decided to issue time-based equity awards (RSUs and stock options) to align the interests of executives with our stockholders, promote retention and reinforce an ownership culture and a commitment to our company.
CEO Awards
In Fiscal 2023, Mr. Schwartz, our President and CEO, received two time-based stock option awards, one to purchase 122,449 shares of common stock and another to purchase 77,102 shares of common stock. Twenty-five percent of the shares subject to each award vested on May 17, 2023, and another 25% of such shares vest on December 2, 2023 (the first anniversary of the grant date of each award), subject to Mr. Schwartz's continued service with the Company through such date. The remainder of each award will vest in three equal installments on the next three anniversaries of the grant date, subject to Mr. Schwartz’s continued service with the Company through each applicable vesting date.
The Compensation Committee believes granting stock options is appropriate at our current stage of growth. As we continue to grow and explore opportunities to expand our customer base, setting longer-term performance goals becomes challenging. The Compensation Committee believes stock options are inherently performance-oriented and reflect strong alignment between our senior-most executives and stockholders. Executives with stock options will only realize value on such awards if the share price of the Company's common stock appreciates over the grant date exercise price of such stock options, with greater value resulting as the fair market value of the Company's common stock increases.
Other NEOs
In Fiscal 2023, Mr. O’Brien, our Executive Chairman, received a time-based stock option to purchase 154,203 shares of common stock. Twenty-five percent of the shares subject to the award are to vest on December 2, 2023, subject to Mr. O’Brien’s continued service through such vesting date, and the remaining shares will vest in three equal annual installments thereafter, subject to Mr. O’Brien’s continued service through each applicable vesting date.
In Fiscal 2023, Mr. Guttman-McCabe received a time-based stock option and RSUs. These awards were based on advice from our compensation consultant after a subjective review of his role, responsibilities and performance, his existing equity position, and his valuable contributions and services during Fiscal 2022, including his critical assistance in driving us to achieve the Company's regulatory and business objectives, his individual performance, and our achievement of corporate performance goals in Fiscal 2022.
The stock option and RSU awards granted in Fiscal 2023 to Mr. O’Brien and Mr. Guttman-McCabe were as follows:

Executive Officer	Number of Stock Options(1)	Number of RSUs(1)
Morgan O' Brien	154,203	—
Christopher Guttman-McCabe	25,511	12,655

(1)Awards vest in equal annual installments over four years, subject to executive’s continued service to the Company through each applicable vesting date.

Stock Ownership Guidelines
All of our executive officers are subject to stock ownership guidelines approved by the Board. Our Chief Executive Officer is required to beneficially own shares of our common stock with a value equal to five times (5x) his base salary. Our Executive Chairman is required to beneficially own shares of our common stock with a value equal to three times (3x) his base salary. All other executive officers are required to beneficially own
ANTERIX INC. 2023 PROXY STATEMENT 43

shares with a value equal to three times (3x) their base salary. Our executive officers have five (5) years to achieve their respective stock ownership guideline levels from their appointment or promotion date. As of the end of Fiscal 2023, each of our executive officers is in compliance with the stock ownership guidelines.
Employee Benefits
Retirement Benefits
We maintain a 401(k) plan for our employees, including our NEOs. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code so that contributions to the plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. The company match for all employees participating in the 401(k) Plan is 3% of annual cash compensation, subject to certain limitations set forth under the 401(k) Plan and applicable law.
We do not provide any retirement benefits other than under our 401(k) Plan, nor do we sponsor or maintain any nonqualified defined contribution or deferred compensation plans.
Health and Welfare Benefits
Our NEOs are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried employees. In the U.S., these benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, health savings accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and commuter benefits.
We design our employee benefits programs to be affordable and competitive in relation to the market. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. In structuring these benefit programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
Employment Arrangements
We issue employment offer letters to all new employees, including each of our NEOs setting forth the initial terms of the officer’s employment. Offer letters issued to our NEOs provide that the officer’s employment will be "at-will" and may be terminated at any time and offer eligibility in our Anterix Executive Severance Plan.
Severance and Change in Control Protection
In March 2015, the Board adopted an Executive Severance Plan (as subsequently amended, the “Severance Plan”) and assigned the Compensation Committee as the administrator of the Plan. The Severance Plan, updated on July 27, 2021, and which replaced any prior existing employment agreements or severance arrangements with our executives, establishes the amount of severance payments and benefits available in the event of a: (i) termination of employment by us without Cause or by the participant for Good Reason (as such terms are defined in the Severance Plan) or (ii) termination of employment by us without Cause or by the participant for Good Reason within six months before or within 24 months after a Change in Control (as defined in the Severance Plan).
The primary purpose of the change in control benefits in these agreements is to keep our NEOs focused on pursuing corporate transaction activity that is in the best interests of our stockholders, regardless of whether those transactions may result in their job loss. We also believe it is necessary to offer these protections in order to offer competitive compensation packages.
For detailed descriptions of the post-employment compensation arrangements with our NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Severance Arrangements with our NEOs” below.
Tax and Accounting Considerations
Generally, we review and consider the various tax and accounting implications of the compensation vehicles we use.
ANTERIX INC. 2023 PROXY STATEMENT 44

Deductibility of Executive Compensation
In approving the amount and form of compensation for our NEOs, our Board and Compensation Committee consider all elements of our cost of providing such compensation, including the potential impact of Section 162(m) of the Internal Revenue Code, which denies a publicly-traded corporation a federal income tax deduction on compensation over $1 million per year to certain designated executives. However, our Board and Compensation Committee believe that our stockholders’ interests are best served if their discretion and flexibility in awarding compensation is not restricted, even though it may result in non-deductible compensation expense.
Accounting Implications
We follow FASB ASC Topic 718, Compensation—Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may realize another or no value at all from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period a recipient is required to render services in exchange for the option or other award.
Changes for Fiscal 2024
The Compensation Committee made some adjustments in its approach to Compensation for Fiscal 2024 to: (1) be even more deliberate about equity usage, (2) better reflect the Company's financial priorities of focusing on customer development and acquisition and (3) more directly tie pay to specific performance goals.
Long-Term Incentive Program
For Fiscal 2024, to more directly incentivize our NEOs against specific performance goals, the Compensation Committee elected to award performance stock units (“PSUs”) in lieu of options for those receiving equity grants. The performance stock units awarded in Fiscal 2024 will payout based on achievement against a target for contracted proceeds from new customers in Fiscal 2024, with no payout for achievement below 75% of the performance target and a maximum payout of 150% of the target award, to the extent performance meets or exceeds 150% of the performance target. The performance stock units shall vest 1/3 each year based on the achievement against the performance target in the first year.
Short-Term Incentive Program
For Fiscal 2024, to better align performance with our sales cycle and financials, the Compensation Committee removed Adjusted EBITDA as a financial performance metric and replaced it with our new "demonstrated intent" performance indicator. We believe demonstrated intent better reflects our progress in developing the market for 900 MHz private LTE and success against long sales cycles among highly-regulated, investor-owned utilities. The Short-Term Incentive Program continues to include Customer Proceeds and a cash component as financial performance metrics. The individual performance factor now also includes a qualitative factor that applies to all NEOs designed to reward execution against our evolving priorities in the dynamic and young marketplace we are establishing. Fiscal 2024 weightings of the Short-Term Incentive Program performance metrics for our NEOs are: Customer Proceeds - 75%; New Customer Demonstrated Intent – 12.5%; and Cash Component – 12.5%.
ANTERIX INC. 2023 PROXY STATEMENT 45

Report of the Compensation Committee2
The Compensation Committee has reviewed and discussed the Executive Compensation discussion with management. Based on such review and discussion, our Compensation Committee recommended to our Board that the Executive Compensation discussion be incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2023, and included in this Proxy Statement.
The Compensation Committee of the Board of Directors:
Gregory A. Pratt, Chair
Leslie B. Daniels
Gregory A. Haller
Mahvash Yazdi

Summary Compensation Table
The following table summarizes the compensation awarded to, earned by, or paid for services rendered in all capacities by our NEOs during Fiscal 2023 and Fiscal 2022. The compensation described in this table does not include medical, group life insurance, or other benefits generally available to all our salaried employees.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Robert H. Schwartz President and Chief Executive Officer	2023	501,923	—	—	4,000,013	220,000	9,150	(3)	4,731,086
	2022	501,923	—	2,850,000	2,850,000	330,000	8,700	(3)	6,540,623
Morgan E. O’Brien Executive Chairman	2023	301,154	—	—	2,000,013	132,000	—		2,433,167
	2022	267,462	—	—	2,000,005	198,000	—		2,465,467
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	2023	426,634	—	625,030	625,020	139,234	9,150	(3)	1,825,068
	2022	426,635	—	1,039,824	—	210,375	8,700	(3)	1,685,534
(1)The amounts represent the grant date fair value of equity-based stock awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see Note 10 - Stock Acquisition Rights, Stock Options, and Warrants of our notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC on June 14, 2023. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance condition.
(2)The amounts shown reflect payments pursuant to the Company’s short-term incentive program. Under this program, the Company’s executive officers are eligible to receive an annual cash bonus based on a percentage of their base salaries contingent upon their achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee.
(3)Represents matching contributions made by the Company in connection with its 401(k) plan.

2 The material in this Compensation Committee report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Anterix Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
ANTERIX INC. 2023 PROXY STATEMENT 46

2023 Grants of Plan-Based Awards
The following table provides certain information regarding each plan-based award granted to our NEOs during Fiscal 2023. All of the non-equity incentive plan awards set forth below were made under our short-term incentive program. All stock option and RSU awards set forth below were made under our 2014 Stock Plan. For a description of the acceleration of vesting provisions applicable to the stock options and RSUs granted to our NEOs, see the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.”

Name	Grant Date	All Stock Awards: Shares or Units (#)(1)	All Other Option Awards: Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Robert H. Schwartz	5/17/2022	—	122,449	49.39	3,000,001
	12/2/2022	—	77,102	49.39	1,000,013

Morgan E. O’Brien	12/2/2022	—	154,203	49.39	2,000,013

Christopher E. Guttman-McCabe	5/17/2022	12,655	—	—	625,030
	5/17/2022	—	25,511	49.39	625,020

(1)The amounts set forth in these columns represent RSUs and Stock Options granted to the NEOs under the 2014 Stock Plan.
(2)The amounts represent the grant date fair value of equity-based stock awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see Note 10 - Stock Acquisition Rights, Stock Options, and Warrants of our notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC on June 14, 2023.

ANTERIX INC. 2023 PROXY STATEMENT 47

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs on March 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($) (1)
Robert H. Schwartz	—	—	—	—	—	—	15,025 (5)	496,426
	—	—	—	—	—	—	11,250 (6)	371,700
	—	—	—	—	37,500 (2)	1,239,000
	—	—	—	—	4,250 (4)	140,420
	7,318 (3)	—	46.85	8/28/2025	—	—
	30,279	30,279 (7)	49.92	6/24/2030	—	—
	100,000	—	28.20	5/14/2028	—	—
	20,000	—	28.10	8/17/2027	—	—
	4,089	—	24.45	2/23/2026	—	—
	15,040	—	26.59	8/11/2025	—	—
	25,000	75,000 (8)	57.00	8/23/2031	—	—
	—	122,449 (9)	49.39	5/17/2032	—	—
	—	77,102 (10)	49.39	12/2/2032	—	—
Morgan E. O’Brien	—	—	—	—	4,375 (4)	144,550
	26,464 (3)	—	46.85	8/28/2025	—	—
	34,945	—	22.75	5/22/2027	—	—
	50,000	—	25.81	1/13/2026	—	—
	65,000	—	25.00	1/29/2025	—	—
	25,000	—	25.00	1/29/2025	—	—
	21,927	43,841 (11)	60.92	9/7/2031	—	—
	—	154,203 (10)	49.39	12/2/2032	—	—
Christopher E. Guttman-McCabe	—	—	—	—	15,286 (12)	505,049
	—	—	—	—	16,305 (13)	538,717
	—	—	—	—	12,655 (14)	418,121
	11,750	—	25.75	2/28/2027	—	—
	8,000	—	32.50	2/6/2028	—	—
	6,715	—	42.14	2/12/2029	—	—
	31,250	31,250 (15)	34.40	10/22/2030	—	—
	—	25,511 (9)	49.39	5/17/2032	—	—

(1)The market value of the stock awards is determined by multiplying the number of shares underlying the stock awards by $33.04, the closing stock price of our common stock on March 31, 2023.
(2)RSUs granted on August 23, 2021, that vest, subject to continued service, as follows: 25% on each of August 23, 2022, August 23, 2023, August 23, 2024, and August 23, 2025.
(3)Performance-based stock options issued on February 28, 2020, that vested upon the achievement of “target” performance goal by December 31, 2020. Under the target goal, 50% of the shares subject to the performance-based award vest upon achievement by December 31, 2020, of a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications use and the lack of objection by the Anterix Board to the terms and conditions (including but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.
ANTERIX INC. 2023 PROXY STATEMENT 48

(4)RSUs granted on granted on May 9, 2019 that vest, subject to continued service, as follows: 25% on each of May 15, 2020, May 17, 2021, May 16, 2022, and May 15, 2023.

(5)RSUs granted on December 31, 2020 that vest, subject to continued service, based on the achievement of a Cumulative Spectrum Proceeds Monetized (“CSPM”) metric over a four-year measurement period commencing on June 24, 2020, with no vesting occurring if the threshold CSPM metric is not achieved, 15,025 RSUs vesting if the threshold CSPM metric is achieved, 30,049 RSUs vesting if the target CSPM metric is achieved and 60,098 vesting if the maximum CSPM metric is achieved. The number of shares subject to the RSUs set forth in the table above and the corresponding value of such shares reflect vesting at the threshold level. As of March 31, 2022, no RSUs had become vested under this award. For a description of the acceleration of vesting provisions applicable to this RSU, see the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.”
(6)RSUs granted on February 1, 2021 that vest, subject to continued service, based on the achievement of a Total Stockholder Return (“TSR”) metric over a four-year measurement period that is evaluated in relation to the average closing bid price per share of the Company’s common stock measured over a sixty-trading day period. RSUs are subject to vest in a range of 0% to 350% of the 45,000 target amount of RSUs based on the level of achievement of the TSR metric. The number of shares subject to the RSUs set forth in the table above and the corresponding value of such shares reflect vesting at the threshold level, which would result in 25% of the RSUs becoming vested. As of March 31, 2022, no RSUs had become vested under this award. For a description of the acceleration of vesting provisions applicable to this RSU, see the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.”
(7)Stock options granted on June 24, 2020 that vest, subject to continued service, as follows: 25% on each of July 1, 2021, July 1, 2022, July 1, 2023, and July 1, 2024.
(8)Stock options granted on August 23, 2021 that vest, subject to continued service, as follows: 25% on each of August 23, 2022, August 23, 2023, August 23, 2024, and August 23, 2025.
(9)Stock options granted on May 17, 2022 that vest, subject to continued service, as follows: 25% on each of May 17, 2023, May 17, 2024, May 17, 2025, and May 17, 2026.
(10)Stock options granted on December 02, 2022 that vest, subject to continued service, as follows: 25% of each of December 02, 2023, December 02, 2024, December 02, 2025 and December 02, 2026.
(11)Stock options granted on September 07, 2021 that vest, subject to continued service, as follows: 33.33% of each of September 07, 2022, September 07, 2023, and September 07, 2024.
(12)RSUs granted on October 22, 2020 that vest, subject to continued service, as follows: 25% on each of November 15, 2021, November 15, 2022, November 15, 2023, November 15, 2024.
(13)RSUs granted on May 5, 2021 that vest, subject to continued service, as follows: 25% on each of May 15, 2022, May 15, 2023, May 15, 2024 and May 15, 2025.
(14)RSUs granted on May 17, 2022 that vest, subject to continued service, as follows: 25% on each of May 17, 2023, May 17, 2024, May 17, 2025, and May 17, 2026.
(15)Stock options granted on October 22, 2020 that vest, subject to continued service, as follows: 25% on each of November 15, 2021, November 15, 2022, November 15, 2023, and November 15, 2024.

Fiscal 2023 Option Exercises and Stock Vested
The following table provides information regarding the number of shares each of our NEOs acquired upon exercise of stock options and the vesting of RSUs during Fiscal 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Robert H. Schwartz	—	—	16,750	732,998
Morgan E. O’Brien	65,000	736,350	9,619	423,884
Christopher E. Guttman-McCabe	—	—	13,078	513,463

ANTERIX INC. 2023 PROXY STATEMENT 49

(1)Number of shares acquired on exercise represent options that were exercised in Fiscal 2023.
(2)Amounts are calculated as the difference between the market price of our common stock at the time of exercise and the exercise price of the stock option.
(3)Number of shares acquired on vesting represent RSUs that vested in Fiscal 2023.
(4)Amounts are calculated by multiplying the number of shares vested by our closing stock price on the date of vesting or by the closing stock price the next day the stock market was open.

Severance Arrangements with our NEOs
Executive Severance Plan
Under our Severance Plan, our NEOs are entitled to receive cash severance and related benefits and vesting acceleration of equity awards in the event of termination of employment without Cause or for Good Reason. In order to receive such severance payments and benefits, the NEO generally must execute and allow to become effective a general release of claims against us and comply with the restrictive covenants outlined in our Severance Plan.
For purposes of the Severance Plan, each of our NEOs has been classified as a Tier 1 Executive. Upon termination of employment without Cause or for Good Reason, each NEO is eligible for: (1) a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in installments over 24 months (the “Cash Severance”), (2) a pro-rated target bonus for the fiscal year in which the termination occurs, paid at the time at which bonuses are paid to actively employed executives for such fiscal year, (3) pro-rated accelerated vesting of time-based equity awards to reflect their actual time-based services between the prior vesting date and next vesting date and, with respect to any time-based stock option awards, a nine-month time period to exercise, and (4) continued payment of the NEO's health plan premiums for a maximum of 18 months and outplacement assistance for 12 months at a cost not exceeding $25,000. If within six months following such termination, we are subject to a Change in Control (as defined in the Severance Plan), then the terminated NEO’s outstanding equity awards will become fully vested and, with respect to any stock option awards, the NEO will have a two-year period to exercise.
Upon termination of a NEO’s employment without Cause or for Good Reason within 24 months after a Change in Control, they are eligible for the severance payments and benefits described above, except that: (1) the Cash Severance and pro-rated target bonus are paid in a lump sum, and (2) all of the NEO’s outstanding equity grants become fully vested and, with respect to any stock options, the NEO will have a two-year period to exercise.
For purposes of the Severance Plan, “Cause” with respect to our NEOs is defined as the NEO’s: (i) willful and continued failure to perform substantially their duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), as determined by the Board no earlier than thirty (30) days after a written demand for substantial performance is delivered to the NEO, which specifically identifies the manner in which the Company believes that they have willfully and continuously failed to perform substantially their duties with the Company (provided, however, that the failure to achieve individual or Company-based performance goals, budgets or targets shall not be deemed to be a failure of the NEO to perform their duties); (ii) willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or their ability to perform their duties with the Company; (iii) conviction (including a plea of guilty or nolo contendere) of a felony; (iv) breach of any written agreement between them and the Company or their failure or refusal to comply with the procedures and policies of the Company which, in each case, materially harms the Company; or (v) material breach of the restrictive covenants in the Severance Plan (subject to the cure provisions provided for in the Severance Plan).
ANTERIX INC. 2023 PROXY STATEMENT 50

For purposes of the Severance Plan, “Good Reason” with respect to our NEOs is defined as, without the NEO’s consent: (i) a material diminution in their annual base salary, other than a material diminution that results from a determination by both the President and Chief Executive Officer of the Company and the Company’s Executive Chairman that the Company’s financial condition is such that a reduction in compensation is appropriate and the reduction is applied uniformly to all Company officers; (ii) a material diminution in their authority, duties, or responsibilities, which shall include: (A) if the NEO is a member of the Board, any failure of the Board to appoint or the stockholders of the Company to elect them as a member of the Board, or any removal of them from the Board for reasons other than Cause, and (B) following a Change in Control, a material change in the Company’s long-term business plan or its strategy to increase the value of its FCC licenses; or (iii) any requirement that they relocate, by more than fifty (50) miles, the principal location from which they performs services for the Company immediately prior to the termination of employment or the occurrence of the Change in Control. It is a condition precedent to a NEO’s right to terminate employment for Good Reason (before or after a Change in Control) that: (i) they shall have first given the Company written notice stating with reasonable specificity the breach on which such termination is premised within ninety (90) days after they become aware or should have become aware of such breach, and (ii) if such breach is susceptible of cure or remedy, such breach has not been cured or remedied within fifteen (15) days after receipt of such notice.
The Severance Plan also provides that, in the event that the payments and benefits provided under the Severance Plan, together with all other payments and benefits received or to be received by a NEO constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code ("Code") and would otherwise be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the payments and benefits provided under the Severance Plan or other payments and benefits payable to the NEO will be made either: (i) in full; or (ii) as to such lesser amount as would result in no portion of the such payments and benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the Excise Tax, results in the receipt by the NEO on an after-tax basis, of the greatest amount of such payments and benefits, notwithstanding that all or some portion of the payment and benefits may be subject to the Excise Tax.
Performance-Based Equity Awards
Between December 2020 and February 2021, the Compensation Committee awarded two performance-based RSUs to Mr. Schwartz, each of which vests based on the achievement of certain performance goals applicable to such performance-based RSU. The award agreement for each performance-based RSU provides that the treatment of such RSU award upon an Involuntary Termination, a Change in Control, or an Involuntary Termination in connection with a Change in Control will be governed by the terms set forth in such award agreement rather than the terms of the Severance Plan.
TSR Performance-Based RSU Award
One of the performance-based RSU awards granted to Mr. Schwartz vests based on our achievement of stock price levels calculated using a four-year compound annual growth rate (the “TSR Award”). The TSR Award vests based on measuring the highest average stock price achieved by the Company during any sixty-day period through the applicable determination date against the stock price performance levels set forth in the TSR Award. The end measurement date under the TSR Award is February 1, 2025. The number of RSUs that may vest under the TSR Award ranges from 25% (if the minimum stock price level is achieved) to 350% (if the maximum stock price level is achieved) of the 45,000 target RSUs granted under the TSR Award. As of March 31, 2023, based on performance to date, Mr. Schwartz is eligible to receive 11,250 shares upon vesting of the TSR Award.
Involuntary Termination Only
In the event Mr. Schwartz is subject to an Involuntary Termination before February 1, 2025, the TSR Award is subject to accelerated vesting based on a measurement of the highest stock price level achieved by the Company during any sixty-day period before the date of Mr. Schwartz’s Involuntary Termination against the stock price performance levels set forth in the TSR Award; provided that, in connection with an Involuntary Termination: (1) the stock price levels are to be recalculated using a compound annual growth rate over the period from February 1, 2021, through the date of the Involuntary Termination, rather than a four-year performance period, and (2) the number of RSUs that become vested under the TSR Award is to be reduced proportionately to reflect the shorter performance period.
ANTERIX INC. 2023 PROXY STATEMENT 51

Change in Control Only
If we consummate a Change in Control before February 1, 2025, and Mr. Schwartz has remained in continuous service as our President and Chief Executive Officer through the date of such Change in Control, then the TSR Award is subject to accelerated vesting based on a measurement of the actual price per share paid to the public holders of our common stock pursuant to the definitive agreement or the final tender offer for such Change of Control transaction against the stock price performance levels set forth in the TSR Award.
Involuntary Termination followed by a Change in Control
In the event Mr. Schwartz is subject to an Involuntary Termination before February 1, 2025, and less than six months before the consummation of a Change in Control, then the TSR Award will remain outstanding following such termination and will be subject to accelerated vesting as described above in “Change in Control Only”; provided, however, if the Change in Control does not occur until after February 1, 2025, then, on February 1, 2025, the TSR Award will be subject to vesting based on the achievement of the stock price performance levels and based on using February 1, 2025, as the determination date.
CSPM Performance-Based RSU Award
The other performance-based RSU granted to Mr. Schwartz vests based on the level of achievement of CSPM by the Company over a four-year measurement period commencing on June 24, 2020 and ending on June 24, 2024 (the “CSPM Award”). Under the CSPM Award, Mr. Schwartz can vest in 15,025 RSUs (if the minimum CSPM level is achieved), an aggregate of 30,049 RSUs (if the target CSPM level is achieved) and up to an aggregate of 60,098 RSUs (if the maximum CSPM level is achieved). CSPM is calculated based on the cumulative sum of contract proceeds from all revenue-generating contracts executed by the Company from June 24, 2020, through the applicable determination date. As of March 31, 2023, based on performance to date, Mr. Schwartz is not eligible to receive any shares upon vesting of the CSPM Award.
Involuntary Termination Only
In the event Mr. Schwartz is subject to an Involuntary Termination prior to June 24, 2024, then the CSPM Award is subject to accelerated vesting based on a measurement of the actual CSPM level achieved by the Company as of the date of Mr. Schwartz’s Involuntary Termination against the CSPM performance levels set forth in the CSPM Award.
Change in Control Only
If we consummate a Change in Control before June 24, 2024, that results in a price per share paid to our stockholders equal to or greater than $100 per share, and Mr. Schwartz has remained in continuous service as our President and Chief Executive Officer through the date of such Change in Control, then CSPM Award will vest with respect to 60,098 RSUs.
Involuntary Termination with a Change in Control
In the event Mr. Schwartz is subject to an Involuntary Termination either: (i) less than six (6) months before a Change in Control or (ii) less than twenty-four months after a Change in Control, then the CSPM award will become vested in the greater of: (A) 30,049 RSUs or (B) a number of RSUs determined by measuring the actual CSPM level achieved by the Company as of the date of the Involuntary Termination against the CSPM performance levels set forth in the CSPM award agreement.

ANTERIX INC. 2023 PROXY STATEMENT 52

The following table reflects the potential payments and benefits to which our NEOs would be entitled under the arrangements described above, assuming that both a change in control (if applicable) and an involuntary termination of employment occurred on March 31, 2023 (the last day of Fiscal 2023).

Name	Acceleration on Vesting (1)
	Stock Options ($)	RSU’S & PSU’s ($)	Base Salary (2) ($)	Health Benefits(3) ($)	Other (4) ($)	Total ($)
Robert H. Schwartz
Severance absent a change of control	80,667	1,652,964	1,000,000	45,832	1,025,000	3,804,463
Severance in connection with a change of control	363,000	2,743,939	1,000,000	45,832	1,025,000	5,177,771
Morgan E. O’Brien
Severance absent a change of control	—	132,504	600,000	45,832	625,000	1,403,336
Severance in connection with a change of control	—	144,550	600,000	45,832	625,000	1,415,382
Christopher E. Guttman-McCabe
Severance absent a change of control	—	386,690	850,000	45,832	662,500	1,945,022
Severance in connection with a change of control	—	1,461,888	850,000	45,832	662,500	3,020,220
(1)Represents value of immediate vesting of unvested stock options and stock awards, in accordance with the severance plan. Absent a change in control, time-based awards will vest on a pro-rated basis based on a NEO’s length of service to us since the grant date. In connection with a change of control, all time-based awards will become fully vested. With respect to Mr. Schwartz’s performance-based RSU awards, the amount of any vesting acceleration with respect to any Change of Control was calculated assuming that the per share price received by our public stockholders would be equal to $33.04 (the closing price of our common stock on March 31, 2023). The market value of the stock awards and stock options is determined by multiplying the number of shares underlying the stock award or stock option that are subject to acceleration upon the termination or change of control (as applicable) by $33.04, the closing stock price of our common stock on March 31, 2023, and, with respect to stock options, reducing such amount by the exercise price applicable to such accelerated shares.
(2)Represents two (2) times annual base salary.
(3)Reflects sum of the cost of continued health benefits for a total of 18 months (based on the cost for such benefits for Fiscal 2023).
(4)Represents sum of: (i) two (2) times targeted annual cash bonus, and (ii) a pro-rated target bonus for the fiscal year in which the termination occurs. Because it is assumed for purposes of the above table that the termination would occur on the last day of Fiscal 2023, the target annual cash bonus amount for Fiscal 2023 is included above and (iii) estimated outplacement support fees of $25,000.

CEO Pay Ratio
Under the SEC’s rules, we are required to identify our median employee only once every three years and to calculate annual total compensation for that employee each year, referred to as “pay-ratio” disclosure, as long as, during Fiscal 2023, there have been no changes to our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the pay-ratio disclosure. We have opted to identify our median employee for Fiscal 2023 based on our employee population as of March 31, 2023, as described below.
The pay ratio reported below is a reasonable estimate calculated consistent with SEC rules based on our internal records and the methodology described below. Because the SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor our management use our pay ratio to make compensation decisions.
ANTERIX INC. 2023 PROXY STATEMENT 53

For purposes of identifying our “median employee,” we used our employee population as of March 31, 2023 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). To identify the median employee, we used the following methodology, adjustments, and estimates:
•We calculated the Fiscal 2023 annual total compensation of each employee, excluding Mr. Schwartz, our President and CEO, as the sum of: (1) annual base salary for permanent salaried employees, or hourly rate multiplied by the expected annual work schedule for hourly employees; (2) target annual cash incentive compensation, if applicable; and (3) grant date fair value of equity awards granted during the year.
•In identifying the median employee, we annualized the compensation values of individuals who joined our Company during Fiscal 2023.
We calculated the annual total compensation for Fiscal 2023 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above. For Fiscal 2023, the annual total compensation for Mr. Schwartz and our median employee were $4.7 million and $0.3 million, respectively. Accordingly, the resulting ratio of the two amounts is approximately 15:1. We believe the pay ratio is a reasonable estimate calculated consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above.

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following table and graph disclosures regarding executive “compensation actually paid,” or CAP, and certain company performance measures for each of the years ended March 31, 2023 and 2022. You should refer to the “Compensation Elements” section of the "Executive Compensation" portion of this proxy statement for a complete description of how executive compensation relates to our company performance measures and how our compensation committee makes its decisions related thereto.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)(4)	Total Stockholder Return ($)(5)	Net Loss (in thousands) ($)(6)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	4,731,086	(7,225,387)	2,129,118	278,452	72.35	(16,317)

2022	6,540,623	9,237,637	2,075,501	2,922,657	126.78	(37,519)
(1)Represents compensation amounts reported in the “Summary Compensation Table”, disclosed above, for our principal executive officer (“PEO”), Robert H. Schwartz.
(2)“Compensation actually paid” to our PEO for each year shown reflects the respective amounts from the Summary Compensation Table, adjusted, as noted below, in accordance with SEC rules. The amount included in column (b) above does not reflect the actual amount earned by, or paid to, our PEO for each of the fiscal years shown. The following table reflects the adjustments made to determine the compensation actually paid to our PEO:
ANTERIX INC. 2023 PROXY STATEMENT 54

Year	2022	2023

PEO	R. Schwartz	R. Schwartz

SCT Total Compensation ($)	6,540,623	4,731,086

Less: Stock award values reported in SCT for the Covered Year ($)	(5,700,000)	(4,000,013)

Plus: Year End Fair Value for Stock Awards Granted in the Covered Year ($)	5,761,500	2,615,265

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	2,476,070	(9,672,949)

Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	159,444	(898,776)

Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year	___	___

Compensation Actually Paid ($)	9,237,637	(7,225,387)

The valuation of the equity granted to our PEO is based upon multiple factors, including, grant date stock price, life of grant, volatility and risk free rate. To determine the compensation actually paid, adjustments have been made to the fair value calculation to adjust for the change in stock price at year-end and vest date, adjustments in time to vest and life of grant and related volatility and risk free rate.
(3)Represents the average compensation amounts reported in the "Total" column the “Summary Compensation Table”, disclosed above, for our non-PEO NEOs, which include:
•Morgan E. O'Brien, Executive Chairman
•Christopher Guttman-McCabe, Chief Regulatory and Communications Officer
(4)Average “compensation actually paid” to our non-PEO NEOs for each year shown reflects the respective average amounts from the Summary Compensation Table, adjusted, as noted below, in accordance with SEC rules. The amount included in column (d) above does not reflect the actual amount earned by, or paid to, our non-PEO NEOs for each of the fiscal years shown. The following table reflects the adjustments made to determine the average compensation actually paid to our non-PEO NEOs:

Year	2022	2023

Non-PEO NEOs	See Footnote 3 above	See Footnote 3 above

SCT Total Compensation ($)	2,075,501	2,129,118

Less: Stock award values reported in SCT for the Covered Year ($)	(1,519,915)	(1,625,032)

Plus: Year End Fair Value for Stock Awards Granted in the Covered Year ($)	1,539,821	1,413,935

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	393,960	(1,168,996)

Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	433,290	(470,573)
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year	___	___

Compensation Actually Paid ($)	2,922,657	278,452

The valuation of the equity granted to our non-PEO NEOs is based upon multiple factors, including, grant date stock price, life of grant, volatility and risk free rate. To determine the average compensation actually paid, adjustments have been made to the fair value calculation to adjust for the change in stock price at year-end and vest date, adjustments in time to vest and life of grant and related volatility and risk free rate.
ANTERIX INC. 2023 PROXY STATEMENT 55

(5)Represents the cumulative total stockholder return of the Company for the measurement periods ending March 31, 2023 and 2022, respectively.
(6)Represents the Net Loss of the Company as reflected in the Company's Consolidated Statements of Operations included in the Company's Annual Report on Form 10-K for each of the periods presented.

Relationship between Pay and Performance
The graphs below show the relationship between the compensation actually paid to our PEO and non-PEO NEOs in Fiscal 2022 and Fiscal 2023 to (1) Total Stockholder Return of the Company and (2) the Company's net loss.
"Compensation actually paid," as noted above, is required under SEC rules, and reflects adjustments to the value of unvested and vested equity awards during the years shown. Adjustments to the awards include change in stock price and valuation assumptions at remeasurement date and, for performance awards, changes to projected performance expectations. "Compensation actually paid" generally fluctuates due to changes in stock prices and the related changes to the valuation assumptions.

ANTERIX INC. 2023 PROXY STATEMENT 56

Equity Compensation Plan Information
We award stock options and restricted stock units to our employees meeting certain eligibility requirements under plans approved by our stockholders in 2010 and 2014, referred to as the “2010 stock option plan” and “2014 stock option plan,” respectively.
The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of March 31, 2023:

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options (1)	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by security holders	1,436,731	$39.30	359,707 (3)
Equity compensation plans not approved by security holders	—	—	—
(1)Does not take into account outstanding restricted stock units.
(2)Historically, the number of shares reserved under the 2014 Stock Plan was increased, based on Board approval, each January 1 by an amount equal to the lesser of: (i) 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and (ii) an amount determined by the Board (the “evergreen provision”). Effective January 1, 2021, the Board elected to increase the shares authorized under the 2014 Stock Plan by 879,216 shares, which represented 5% of the Company’s common stock issued and outstanding as of December 31, 2020. On June 15, 2021, the Compensation Committee of the Board approved Amendment No. 1 to 2014 Stock Plan to eliminate the evergreen provision for all future years (i.e., January 1, 2022 through January 1, 2024).
(3)In addition, 142,549 shares are available for issuance and may be issued to Mr. Schwartz upon meeting certain additional performance levels in his TSR Award and CSPM Award.
See "Proposal 3 - 2023 Stock Plan" for details regarding the number of shares available for grant under the 2014 Stock Plan as of the date of this filing.

Certain Relationships and Related Transactions
Related Party Transaction Policy
Pursuant to our Code of Business Conduct and Ethics and Related Party Transaction Policy, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, will be prohibited from entering into a related party transaction with us without the approval of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates where the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, considering known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in good faith exercise of its discretion.
Related Party Transactions
At the end of each fiscal year, each director and officer must respond to a questionnaire that requires them to identify certain information about their immediate family and any transaction or relationship that occurred during the year or any proposed transaction that involves Anterix (or any subsidiary or affiliate of Anterix) and that individual, his or her immediate family, or any entity with which he, she or such immediate family member is associated. All responses to the questionnaires are reviewed by the Chief Legal Officer and Corporate Secretary and shared with our President and CEO as appropriate. In addition, we independently search our records for potential transactions with known related parties. Based upon such review, there have been no related party transactions with respect to persons who were officers or directors since April 1, 2021.
ANTERIX INC. 2023 PROXY STATEMENT 57

2023 Stock Plan
At the Annual Meeting, stockholders will vote on whether to approve the adoption of the 2023 Anterix Inc. Stock Plan to enable us to to increase the number of shares of Common Stock available for issuance pursuant to awards under the plan by 250,000 shares.

Vote Required and Board Recommendation
The Company’s stockholders are being asked to approve the Anterix Inc. 2023 Stock Plan (which we refer to in this Proposal as the 2023 Plan). On July 12, 2023, our Board approved the 2023 Plan, subject to stockholder approval.
In addition to updating the Company’s stock plan to represent compensation and governance best practices, adopting the 2023 Plan will refresh the number of shares available to the Company for issuance to our employees. As of July 12, 2023, the Company’s 2014 Stock Plan (the “Prior Plan”) had approximately 176,000 shares remaining available for issuance pursuant to awards granted under the Prior Plan. We believe that the current share reserve in the Prior Plan will not be sufficient to provide meaningful equity incentives to retain current employees and compete successfully in the market for new talent.
If the stockholders do not approve the 2023 Plan, the 2023 Plan will not become effective, the Prior Plan will continue in effect pursuant to its current terms and conditions, and we may continue to grant awards under the Prior Plan, subject to its terms, conditions and limitations until it expires in May 2024. Stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the proposal to approve the 2023 Plan. Additionally, stockholders are directed to the full 2023 Plan, which is attached as Exhibit B to this proxy statement. Any summary of the 2023 Plan is qualified in its entirety by reference to the 2023 Plan.
Approval of this proposal requires the affirmative vote of a majority of the votes cast for or against this proposal, as well as the presence of a quorum representing a majority of the shares of our common stock entitled to vote at the 2023 Annual Meeting, present in person or represented by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the vote on this proposal.
The Board believes that the proposed adoption of the 2023 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

ü	THE BOARD RECOMMENDS A VOTE FOR THE 2023 STOCK PLAN

ANTERIX INC. 2023 PROXY STATEMENT 58

2023 Plan Overview
We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board regards as essential in addressing these challenges is a competitive equity incentive program. Our stock incentive program provides a range of incentive tools and sufficient flexibility to permit the Compensation Committee of the Board to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes. We intend to use these incentives to attract new key employees and to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders.
The Prior Plan allows the Company to grant equity compensation awards to employees (including officers), consultants and non-employee directors of the Company and the employees and consultants of its parent or subsidiaries. The Prior Plan permits the Company to grant service-based awards and performance-based awards. As of July 12, 2023, the Prior Plan had approximately 176,000 shares remaining available for issuance pursuant to awards granted under the plan. The Company is asking its stockholders to approve the 2023 Plan, which, in addition to implementing a selection of compensation and governance best practices, would add 250,000 shares of our common stock to those available for issuance under the Prior Plan.
If the Company’s stockholders do not approve this proposal, the Company will be severely limited in granting future awards due to the limited number of shares available for grant under the Prior Plan and may not be able to continue to offer competitive equity packages to retain current employees and attract new employees. Further, the Prior Plan will expire in May 2024 and the Company will have no equity incentive plan with which to provide equity compensation to its directors, officers and employees. We would also lose a major tool in aligning the interests of our executives and employees with those of the Company’s stockholders.

Why Stockholders Should Vote for the 2023 Plan
The following summarizes why we believe the Company’s stockholders should approve this proposal.
Equity Compensation Awards Allow the Company to Implement its Philosophy of Aligning Pay for Performance - The Company uses a mix of service-based awards and performance-based awards for its executive officers and other employees, as discussed in more detail in the Executive Compensation discussion. The performance-based awards are eligible to vest only if certain performance milestones are achieved. If the Company’s stockholders approve the 2023 Plan, the Company will be able to continue to use equity awards to emphasize the achievement of important business objectives of the Company and consistent with its pay-for-performance compensation philosophy, directly link executive pay with performance.
We believe that our employees are the Company’s most valuable asset. Accordingly, the approval of the 2023 Plan is in the best interest of our stockholders, as equity awards granted under the 2023 Plan will help the Company to:
•attract, motivate, and retain talented employees, consultants and non-employee directors;
•align employee and stockholder interests;
•link employee compensation with company performance; and
•maintain a culture based on employee stock ownership.
If the Company’s stockholders do not approve the 2023 Plan, the Company’s growth could be significantly hampered and its ability to operate its business could be adversely affected. We would also lose a major tool in aligning the interests of our executives and employees with those of the Company’s stockholders. If we do not have sufficient shares to provide meaningful equity incentives, the Company may be compelled to instead offer additional cash-based incentives to compete for talent, which could have a significant effect on its quarterly results of operations, its cash flow, and its balance sheet. The Company’s success over the next few years will depend heavily on its ability to attract and retain high-caliber employees, consultants and board members. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to hire and motivate the quality personnel it needs to move its business forward.
ANTERIX INC. 2023 PROXY STATEMENT 59

The 2023 Plan Reflects Compensation and Governance Best Practices – The 2023 Plan reflects a broad range of compensation and governance best practices, with some of the key features as follows:
•No Increase to Shares Available for Issuance without Stockholder Approval. The total number of shares of common stock that may be issued under the 2023 Plan (other than in connection with adjustments in connection with certain corporate reorganizations and other events) may not be increased without stockholder approval.
•No Single-Trigger Vesting of Awards. The 2023 Plan does not provide for automatic single-trigger accelerated vesting provisions for changes in control.
•No Repricing of Options and Stock Appreciation Rights. Where the exercise price of an option or stock appreciation right is greater than the fair market value of a share of our common stock, such award may not be repriced, replaced or regranted through cancellation or modification to reduce the applicable exercise price without stockholder approval.
•No Dividend Payments on Unvested Awards. The 2023 Plan provides that no dividends or other distributions will be paid with respect to unvested awards.
•No In-the-Money Option or Stock Appreciation Right Grants. Options and SARs may not be granted with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.
•Limitations on Share Recycling. Upon the exercise of a stock appreciation right or net exercise of an option, the number of shares available under the 2023 Plan will be reduced by the gross number of shares for which the award is exercised. In addition, shares tendered or withheld by the Company to satisfy any tax withholding obligation may not be added back to the share reserve, as this would be considered “liberal share counting” practices as defined by Institutional Stockholder Services.
•No Evergreen Feature. The 2023 Plan does not provide for an annual automatic increase in the share reserve.
•Minimum Vesting Period. Awards granted under the 2023 Plan may not vest earlier than the first anniversary of the date the Award is granted, with certain exceptions.
•Independent Administration. The Compensation Committee, which consists of two or more non-employee independent directors, generally will administer the 2023 Plan if it is approved by stockholders.
New Plan Benefits
Under our director compensation program, on or shortly after the date of the 2023 Annual Meeting, we will grant each non-employee director (except Mr. Altman who has chosen to forego his director's compensation subject to any changes to the Board) continuing service with the Company after the meeting an annual award of restricted stock determined by dividing $170,000, or, in the case of Ms. McAllister, $200,000 (for a total grant value of $1,050,000), by the price of our common stock at the close of business on the Nasdaq Capital Market on the date of the 2023 Annual Meeting, rounded down to the nearest whole share of restricted stock (the "Director Grants"). Except for the Non-Executive Grants and the Director Grants, the actual number of awards (if any) that an executive officer, employee or consultant of the Company or its parent or subsidiaries or a non-employee director of the Company may receive under the 2023 Plan is at the discretion of the Compensation Committee and therefore cannot be determined in advance.
The following table includes additional information regarding the equity awards currently contemplated to be made to be made under the 2023 Plan:

Name and Position	Dollar Value	Number of Units
Robert H. Schwartz	-	-
Morgan O' Brien	-	-
Christopher Guttman-McCabe	-	-
Executive Group	-	-
Non-Executive Director Group	$1,050,000	(1)

1.The number of shares will be awarded based on the price of the Company’s common stock at the close of business on the Nasdaq Capital Market on the date of the Annual Meeting.
ANTERIX INC. 2023 PROXY STATEMENT 60

Summary Description of the 2023 Plan
The following summary of the 2023 Plan is qualified in its entirety by the specific language of the 2023 Plan, a copy of which is attached to this proxy statement as Exhibit B.
General - The purpose of the 2023 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives may be provided through the grant of options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units and other share-based awards and cash-based awards.
Authorized Shares - The maximum aggregate number of shares authorized for issuance under the 2023 Plan is the sum of 250,000 shares plus approximately 176,000 additional shares, comprised of the number of shares remaining available for grant under the Company’s 2014 Stock Plan immediately prior to its termination. In addition, to comply with applicable tax rules, the 2023 Plan also limits to a market value of $100,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2023 Plan.
Share Counting - If any award granted under the 2023 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2023 Plan.
Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with an option or a stock appreciation right or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2023 Plan. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the 2023 Plan will be reduced by the gross number of shares for which the award is exercised, inclusive of the number of shares of stock tendered to the Company by the participant or withheld in satisfaction of such net exercise.
Adjustments for Capital Structure Changes - Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2023 Plan and to outstanding awards in the event of any change in our common stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2023 Plan to adjust other terms of outstanding awards as it deems appropriate.
Non-employee Director Award Limits - The sum of the grant date fair value of all equity-based awards and any cash compensation provided to an individual as compensation for services as a non-employee director may not exceed $400,000 for each calendar year.
Administration - The 2023 Plan generally will be administered by the Compensation Committee, although the Board retains the right to appoint another of its committees to administer the 2023 Plan or to administer the 2023 Plan directly. For purposes of this summary, the term “Compensation Committee” will refer to either such duly appointed committee or the Board of Directors. Subject to the provisions of the 2023 Plan, the Compensation Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Compensation Committee may, except as provided by the 2023 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.
The 2023 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2023 Plan. All awards granted under the 2023 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2023 Plan. The Compensation Committee will interpret the 2023 Plan and awards granted under it, and all determinations of the Compensation Committee generally will be final and binding on all persons having an interest in the 2023 Plan or any award.
ANTERIX INC. 2023 PROXY STATEMENT 61

Prohibition of Option and SAR Repricing - The 2023 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Compensation Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.
Eligibility - Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2023, we had 82 employees (including five executive officers), approximately 50 consultants and seven non-employee directors who would be eligible to receive awards under the 2023 Plan.
Stock Options - The Compensation Committee may grant non-statutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than 100% of the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.
The 2023 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent, or if permitted by the Compensation Committee, by means of a broker-assisted cashless exercise; via a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Compensation Committee; or, if permitted by the Compensation Committee, by any combination of these. Nevertheless, the Compensation Committee may restrict the forms of payment permitted in connection with any option grant.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee and set forth in the award agreement. The maximum term of any option granted under the 2023 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Compensation Committee or as set forth in the applicable award agreement, an option generally will remain exercisable for ninety days following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 18 months, but in any event, the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon (1) a participant’s termination for cause (as defined by the 2023 Plan); or (2) if the participant engages in any act constituting cause after termination.
Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to the extent permitted by the Compensation Committee and set forth in the applicable award agreement. In the case of an incentive stock option, such assignment or transfer is only permitted to the extent that the transfer will not terminate its tax qualification.
Stock Appreciation Rights - The Compensation Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The exercise price of each stock appreciation right may not be less than 100% of the fair market value of a share of our common stock on the date of grant.
Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over
ANTERIX INC. 2023 PROXY STATEMENT 62

the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Compensation Committee’s discretion and as set forth in the applicable award agreement, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2023 Plan is ten years.
Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Compensation Committee, a Tandem SAR related to a non-statutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Compensation Committee and set forth in the applicable award agreement. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.
Restricted Stock Awards - The Compensation Committee may grant restricted stock awards under the 2023 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Compensation Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Compensation Committee, (i) a participant will forfeit any shares of restricted stock acquired from a restricted stock bonus as to which the vesting restrictions have not lapsed prior to the participant’s termination of service and (ii) the Company will have the right to repurchase from the participant, for the purchase price paid by the participant, any restricted stock acquired by the participant pursuant to a restricted stock purchase right as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Compensation Committee, participants holding restricted stock will have all of the rights of a stockholder of the Company, other than the right to receive dividends and other distributions, which shall only be payable upon vesting.
Restricted Stock Unit Awards - The Compensation Committee may grant RSUs under the 2023 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of RSUs or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Compensation Committee may grant RSU awards subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies and as set forth in the applicable award agreement. Unless otherwise provided by the Compensation Committee, a participant will forfeit any RSUs which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to RSU awards until shares of common stock are issued in settlement of such awards. At the discretion of the Compensation Committee, RSUs may be settled in cash, common stock or a combination thereof.
Performance Awards - The Compensation Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Compensation Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Each performance award agreement will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.
The Compensation Committee, in its discretion, may base performance goals on one or more of the following measures (or such other objective or subjective measure established by the Compensation Committee): revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: share-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; completion of a joint venture or other corporate transaction and new customer acquisition.
ANTERIX INC. 2023 PROXY STATEMENT 63

The target levels with respect to objective performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Compensation Committee. The degree of attainment of performance measures will be calculated prior to the accrual or payment of any performance award for the same performance period, in accordance with generally accepted accounting principles (GAAP), if applicable, or any other methodology established by the Committee prior to the grant of the performance award, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award. Performance measures based upon subjective criteria shall be determined on the basis established by the Compensation Committee in granting the award.
The Compensation Committee may provide for performance award payments in lump sums or installments.
No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.
Cash-Based Awards and Other Stock-Based Awards - The Compensation Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions, including the achievement of performance criteria, as the Compensation Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash, other property or shares of common stock, as determined by the Compensation Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Compensation Committee may grant dividend equivalent rights with respect to other stock-based awards. Dividend equivalents may accrue on stock-based awards, but shall not be payable unless and until the applicable award vests. Dividend equivalents are not payable with respect to options or SARs. The effect on such awards of the participant’s termination of service will be determined by the Compensation Committee and set forth in the participant’s award agreement.
Change in Control - Unless otherwise defined in a participant’s award or other agreement with the Company, the 2023 Plan provides that a “Change in Control” generally occurs upon (a) a person or entity (with certain exceptions described in the 2023 Plan) becoming the direct or indirect beneficial owner of more than 50% by voting power or fair market value of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the combined voting power of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the combined voting power of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
In the event of a Change in Control, outstanding awards will be subject to the definitive agreement entered into by the Company in connection with the Change in Control. The 2023 Plan does not provide for any automatic single trigger acceleration upon a Change in Control. Instead, if a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Compensation Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards that are not assumed or continued in connection with a Change in Control nor exercised or settled as of the Change in Control will terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. The Compensation Committee may alternatively provide in the grant of any award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement of each or any outstanding award or portion thereof and shares acquired pursuant thereto upon the termination of a participant’s service in connection with a Change in Control.
The Compensation Committee may, in its discretion and without the consent of any participant, determine that, upon the occurrence of a Change in Control, any award denominated in shares outstanding immediately prior to the Change in Control and not previously exercised or settled will be canceled in exchange for a payment for
ANTERIX INC. 2023 PROXY STATEMENT 64

each vested share (i) cash, (ii) stock of the Company or of a corporation or other business entity that is party to the Change in Control or (iii) other property which, in each case, will be equal to the fair market value of such share. The fair market value of the share will be equal to the fair market value of the consideration to be paid per shares in the Change in Control, reduced by the exercise or purchase price of the share under the applicable award.
Awards Subject to Section 409A of the Internal Revenue Code - Certain awards granted under the 2023 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code (the "Code"), providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2023 Plan to the contrary, the Compensation Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2023 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.
Amendment, Suspension or Termination - The 2023 Plan will continue in effect until its termination by the Compensation Committee, provided that no awards may be granted under the 2023 Plan following the tenth anniversary of the 2023 Plan’s effective date, which will be the date on which it is approved by the stockholders. The Compensation Committee may amend, suspend or terminate the 2023 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2023 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the requirements of any stock exchange or quotation system on which the Company's shares are listed or quoted. No amendment, suspension or termination of the 2023 Plan may affect any outstanding award unless expressly provided by the Compensation Committee, and, in any event, may not have a materially adverse effect on an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.
Withholding - As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any award, the Company requires participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may be used to discharge statutory tax withholding obligations at up to the applicable maximum statutory tax withholding rate.
Summary of U.S. Federal Income Tax Consequences - The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2023 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options - A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
ANTERIX INC. 2023 PROXY STATEMENT 65

Non-statutory Stock Options - Options not designated or qualifying as incentive stock options are non-statutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a non-statutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-statutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a non-statutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Appreciation Rights - A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock - A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Units, Performance, Cash-Based and Other Stock-Based Awards - A participant generally will recognize no income upon the grant of an RSU, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of the shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any further gain or loss will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Limitation on Our Deductions - As a general rule, we will be entitled to a deduction in the same amount and at the same time as the compensation income is received by a participant, except to the extent the deduction limits of Section 162(m) of the Code apply. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to any “covered employee” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to a covered employee, including awards under the Prior Plan, may cause this limitation to be exceeded in any particular year.
ANTERIX INC. 2023 PROXY STATEMENT 66

Ratification of Appointment of Independent
Registered Public Accounting Firm
The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2024.

Voting Required and Board Recommendation
Because we value our stockholders’ views on our independent auditor, at the Annual Meeting, we are asking our stockholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2024 ("Fiscal 2024") even though the ratification is not required by our Amended and Restated Bylaws or otherwise. However, the Audit Committee will reconsider the appointment if our stockholders do not ratify it at the Annual Meeting. In addition, even if our stockholders ratify the selection, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders. Our Audit Committee appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2024.
During Fiscal 2023 and Fiscal 2022, neither the Company nor anyone on our behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in deciding any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement or a reportable event (as those terms are described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).
Representatives of Grant Thornton are expected to attend the Annual Meeting, have the opportunity to make statements if they desire to do so and respond to appropriate questions.
If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm. Abstentions will be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against this proposal and will therefore have no effect on the outcome of the vote.
The Board of Directors unanimously recommends that the stockholders vote for the ratification of Grant Thornton as our independent registered public accounting firm for Fiscal 2024.

ü	THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL 2024

ANTERIX INC. 2023 PROXY STATEMENT 67

Audit-Related Matters
The Audit Committee is responsible for approving the engagement of Grant Thornton as our independent registered public accounting firm for Fiscal 2024.
The Audit Committee intends to meet with Grant Thornton quarterly or more frequently, as the Audit Committee did in Fiscal 2023. At such times, the Audit Committee has reviewed the services performed by Grant Thornton and the fees charged for such services.
Principal Accountant Fees and Services
The following table shows the aggregate fees we paid or accrued for the audit and other services provided by Grant Thornton for Fiscal 2023 and Fiscal 2022.

	2023	2022
Audit fees (1)	$656,250	$620,500
Audit-related fees (2)	—	—
Tax fees	—	—
All other fees (3)	—	—
Total	$656,250	$620,500

(1)Audit Fees: Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements. The increase in audit fees in Fiscal 2023 was primarily due to inflation.
(2)Audit-Related Fees: We did not incur any audit-related fees in Fiscal 2023 or Fiscal 2022.
(3)All Other Fees: We did not incur any other fees in Fiscal 2023 or Fiscal 2022.
Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors
The Audit Committee has determined that all services provided by Grant Thornton to date were compatible with maintaining the independence of such audit firm. The Audit Committee charter requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to any exception permitted by law or regulation.
ANTERIX INC. 2023 PROXY STATEMENT 68

Report Of The Audit Committee3
The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on June 14, 2023.
The Audit Committee currently consists of three directors, each of whom is an “independent director” as defined under the listing standards of NASDAQ and the rules and regulations of the SEC. The Board has determined that Gregory Haller, Gregory Pratt and Paul Saleh are ‘‘audit committee financial experts’’ within the meaning of rules adopted by the SEC. The Audit Committee acts pursuant to a written charter adopted by our Board. A copy of the charter is available on our investor relations website, investors.anterix.com.
Our Audit Committee oversees our financial reporting process on behalf of our Board. Management is responsible for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm for the fiscal year ended March 31, 2023, Grant Thornton, was responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.
Review with Management
The Audit Committee reviewed and discussed the audited financial statements with management of the Company.
Review and Discussions with Independent Accountants
The Audit Committee met with Grant Thornton to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of Grant Thornton the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, including General Auditing Standards 1301, Communications with Audit Committees. In addition, the Audit Committee met with Grant Thornton, with and without management present, to discuss the overall scope of Grant Thornton’s audit, the results of its examinations and the overall quality of our financial reporting. The Audit Committee received the written disclosures and the letter from Grant Thornton required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Grant Thornton its independence and satisfied itself as to the independence of Grant Thornton.
Conclusion
Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board (and the Board subsequently approved) that the audited financial statements for the fiscal year ended March 31, 2023 be included in our Annual Report on Form 10-K and filed with the SEC.
In addition, the Audit Committee selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024. The Board recommends that our stockholders ratify and approve the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024.
The Audit Committee of the Board of Directors:
Paul Saleh, Chair
Gregory A. Haller
Gregory A. Pratt

3 The information contained in this Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.
ANTERIX INC. 2023 PROXY STATEMENT 69

Stock Ownership
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information about the beneficial ownership of our common stock by (i) each of our directors and director nominees, (ii) each of our NEOs, (iii) all our directors and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our common stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of June 12, 2023, and are based on 19,042,634 shares of common stock outstanding as of June 12, 2023. Except as noted below, the address for all beneficial owners in the table below is 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

Principal Stockholders	Amount and Nature of Beneficial Ownership(2)	Percent of Class(1)
Owl Creek Asset Management L.P.(3)	5,411,776	28.42%
Heard Capital LLC (4)	1,509,260	7.93%
BlackRock, Inc. (5)	1,288,731	6.77%
Morgan Stanley(6)	1,287,399	6.76%
GIC Private Limited (7)	1,156,868	6.08%
Name of Beneficial Owner Directors and Executive Officers	Amount and Nature of Beneficial Ownership(2)	Percent of Class(1)
Morgan E. O’Brien(8)	248,109	1.30%
Robert H. Schwartz(9)	249,167	1.30%
Christopher Guttman-McCabe(10)	78,928	*
Jeffrey A. Altman(3)	5,411,776	28.42%
Leslie B. Daniels(11)	41,501	*
Gregory A. Haller(11)	12,205	*
Singleton B. McAllister(12)	15,471	*
Gregory A. Pratt (11)	8,730	*
Paul Saleh(11)	18,966	*
Mahvash Yazdi(11)	8,429	*
All active directors and executive officers as a group (13 persons)(13)	6,230,372	31.71%
(1)* Represents less than 1% of the number of shares of our common stock outstanding as of June 12, 2023.
(2)We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from Company records and filings with the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable or to be settled within 60 days from June 12, 2023, are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
(3)The shares are held directly by Owl Creek I, L.P., a Delaware limited partnership (“Owl Creek I”), Owl Creek II, L.P., a Delaware limited partnership (“Owl Creek II”), Owl Creek Overseas Master Fund, Ltd., a Cayman Islands exempted company (“Owl Creek Overseas”), Owl Creek SRI Master Fund, Ltd., a Cayman Islands exempted company (“Owl Creek SRI”), Owl Creek Credit Opportunities Master Fund, L.P., a Cayman Islands exempted limited partnership (“Owl Creek Credit Fund”) and Owl Creek Special Situations Fund, L.P., a Delaware limited partnership (“Owl Creek Special Situations,” and together with Owl Creek I, Owl Creek II, Owl Creek Overseas, Owl Creek SRI and Owl Creek Credit Fund, the “Owl Creek Funds”). Owl Creek Advisors, LLC (“Owl Creek Advisors”)
ANTERIX INC. 2023 PROXY STATEMENT 70

serves as the general partner of, and has the power to direct the affairs of, Owl Creek I, Owl Creek II, Owl Creek Credit Fund and Owl Creek Special Situations. Owl Creek Asset Management, L.P. (the “Investment Manager”) serves as the investment manager to, and has the power to direct the investment activities of, each of the Owl Creek Funds. Jeffrey A. Altman is the managing member of Owl Creek Advisors and the managing member of the general partner of the Investment Manager. Jeffrey A. Altman, Owl Creek Asset Management, L.P., and Owl Creek Advisors, LLC each disclaim any direct ownership of the shares held by the stockholders, except as to such extent of their respective pecuniary interest in the shares. The address for Owl Creek Asset Management, L.P. is 640 Fifth Avenue, 20th Floor, New York, NY 10019.

(4)The shares are held by Heard Capital LLC, a Delaware limited liability company. The address for Heard Capital LLC is 1 N. Wacker Drive, Suite 3650, Chicago, IL 60606.

(5)The shares are held by BlackRock, Inc., an American multi-national investment company based in New York City. The address for Black Rock is 55 East 52nd Street, New York, NY 10055.

(6)The shares are held by Morgan Stanley Investment Management Inc., a wholly-owned subsidiary of Morgan Stanley. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.

(7)The shares are held by GIC Private Limited, a fund manager. The address for GIC Private Limited is 168 Robison Road #37-01 Capital Tower, Singapore 068912.

(8)Includes (i) 90,000 shares of common stock underlying an option that were all exercisable as of January 29, 2019 at an exercise price of $25.00 per share, (ii) 50,000 shares of common stock underlying an option that were all exercisable as of January 13, 2020 at an exercise price of $25.81, (iii) 34,945 shares of common stock underlying an option that were all exercisable as of May 22, 2020 at an exercise price of $22.75, (iv) 26,464 performance options that are exercisable as of August 29, 2020, at an exercise price of $46.85 and (v) 21,927 shares of common stock underlying an option that were all exercisable as of September 07, 2022 at an exercise price of $60.92 per share.
(9)Includes (i) 15,040 shares of common stock underlying an option that are exercisable on August 3, 2019 at an exercise price of $26.59, (ii) 4,089 shares of common stock underlying an option that were exercisable as of February 23, 2020 at an exercise price of $24.45 per share, (iii) 20,000 shares of common stock underlying an option that are exercisable on August 18, 2020 at an exercise price of $28.10, (iv) 100,000 shares of common stock underlying an option that are exercisable on May 14, 2020 at an exercise price of $28.20, (v) 7,318 performance options that are exercisable on August 29, 2020, at an exercise price of $46.85 , (vi) 30,279 shares of common stock underlying an option that will be exercisable on July 1, 2022 at an exercise price of $49.92, (vii) 25,000 shares of common stock underlying an option that were all exercisable as of August 23, 2022 at an exercise price of $57.00 per share with 25,000 additional shares vesting in one annual installment on August 23, 2023 and (viii) 12,500 restricted stock units to be released on August 23, 2023.
(10)Includes (i) 11,750 shares of common stock underlying an option that were all exercisable as of January 1, 2018, at an exercise price of $25.75, (ii) 8,000 shares of common stock underlying an option that were all exercisable as of December 31, 2018, at an exercise price of $32.50, (iii) 6,715 shares of common stock that were all exercisable as of January 1, 2020, at an exercise price of $42.14, and (iv) 31,250 shares of common stock underlying an option that were all exercisable as of November 15, 2022, at an exercise price of $34.40.
(11)Includes 3,595 restricted shares to be released on August 10, 2023.
(12)Includes 4,229 restricted shares to be released on August 10, 2023.
(13)Includes shares owned by our executive officers and directors, including 34,704 shares vesting within 60 days.
Stock Ownership Guidelines: Our executive officers and directors are subject to stock ownership guidelines approved by the Board. Our Chief Executive Officer must beneficially own shares of our common stock with a value equal to five times (5x) his base salary. All other executive officers must beneficially own shares with a value equal to three times (3x) their base salary. Non-employee Directors must beneficially own shares of our common stock with a value equal to three times (3x) their annual cash retainer. Our executives and directors have five (5) years to achieve their respective stock ownership guideline levels from their appointment or promotion date. As of the end of Fiscal 2023, each executive officer is in compliance with the stock ownership guidelines, and each non-employee director is in compliance with the stock ownership guidelines.
Changes in Control: We are not aware of any, nor are we a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and
ANTERIX INC. 2023 PROXY STATEMENT 71

reports of changes in ownership of our common stock and any other equity securities. Based on a review of the copies of the reports furnished to us, the Reporting Persons complied with all applicable Section 16(a) filing requirements, except for one late Form 4 report by each of Ryan Gerbrandt and Leslie B. Daniels in each case due to administrative errors.

Additional Information
These proxy materials are provided to you in connection with the solicitation by the Board of Directors of Anterix Inc. for proxies to be voted at the 2023 Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Daylight Time on August 8, 2023, via the internet at www.virtualshareholdermeeting.com/atex2023 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2023 Annual Meeting of Stockholders (the “Notice”). References in this Proxy Statement to the “Company,” “we,” “our,” and “us” are to Anterix Inc. and its subsidiaries.
You may attend the Annual Meeting only if you were a stockholder of record as of the Record Date (June 12, 2023) or hold a valid proxy for the Annual Meeting. If you are entitled to attend the Annual Meeting, you may attend, vote, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/atex2023 using the 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials to enter the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name and you wish to vote your shares electronically at the Annual Meeting, you will need to first obtain a proxy issued in your name from your broker, bank, trustee, or nominee.
You should give yourself plenty of time to log into the virtual meeting platform and ensure you can hear the audio before the start of the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number posted on the virtual annual meeting page for assistance. Technical support will be available 15 minutes before the start of the Annual Meeting.
If you want to submit a question or comment during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/atex2023, type your question or comment into the “Ask a Question” field, and click “Submit.” We will address questions and comments submitted via the virtual meeting platform pertinent to Annual Meeting matters during the meeting. Consistent with our approach at past Annual Meetings, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order.
Record Date
Holders of shares of our common stock, our only class of issued and outstanding voting securities, at the close of business on June 12, 2023, are entitled to vote on the proposals presented at the Annual Meeting. As of June 12, 2023, 19,042,634 shares of our Common Stock were issued and outstanding.
Quorum
The presence, either online or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
The Annual Meeting may be adjourned or postponed from time to time, and at any reconvened meeting, action with respect to the matters specified in this Proxy Statement may be taken without further notice to stockholders except as required by applicable law or our charter documents.
Stockholders of Record
You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company. As a stockholder of record, you have the right to grant your voting proxy directly to the proxy holders listed on the proxy card, to vote electronically at the Annual Meeting, or by internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card. All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted
ANTERIX INC. 2023 PROXY STATEMENT 72

upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of approving, on an advisory, non-binding basis, the compensation of our named executive officers, in favor of approving our 2023 Stock Plan, and in favor of ratifying Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024, and as the proxy holders determine in the exercise of their discretion on any other business or item as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.
Shares Held in Street Name
You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from that organization.
As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote your shares electronically at the Annual Meeting, you will not be permitted to do so during the Annual Meeting unless you first obtain a proxy issued in your name from your broker, bank, trustee, or nominee.
If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee, or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”
Broker Non-Votes
Broker non-votes are shares held by brokers, banks, trustees, or other nominees who are present online or represented by proxy, but which are not voted on a particular matter because the brokers, banks, trustees, or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, banks, trustees, and other nominees, these entities have the discretion to vote on routine matters but not on non-routine matters. The only routine matter to be considered at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm. The remaining proposals are considered non-routine matters. As a result, if you do not provide your broker, bank, trustee, or other nominee with voting instructions on these non-routine matters, your shares will not be voted either for or against our director nominees, for or against the advisory approval of the compensation to our NEOs or for or against approval of the 2023 Plan.
Voting Matters
Stockholders are entitled to cast one vote per share of common stock on each matter presented at the Annual Meeting. For ten (10) days preceding the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a purpose related to the Annual Meeting at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. To the extent office access is impracticable due to our hybrid work model, you may email us at bbell@anterix.com. The list of stockholders will also be available during the Annual Meeting through the meeting website at www.virtualshareholdermeeting.com/atex2023.
There are four proposals scheduled to be voted on at the Annual Meeting:
1.to elect nine directors to hold office until the 2024 Annual Meeting of stockholders and until their respective successors are elected and qualified;
2.to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
3.to approve the 2023 Anterix Inc. Stock Plan; and
4.to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024.
Our Board Recommends a Vote “FOR” Each of the Proposals
Nominees for the Board will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present and voting or represented by proxy and entitled to vote at the Annual Meeting. Each other matter to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote.
ANTERIX INC. 2023 PROXY STATEMENT 73

Other Matters
We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.
Proxy Solicitation
We will bear the expenses of calling and holding the Annual Meeting and soliciting proxies therefore. In addition to being mailed directly to stockholders, this Proxy Statement and the accompanying materials will be distributed through brokers, custodians, nominees, and other like parties to beneficial owners of shares of common stock. We will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. Our directors, officers, and employees may also solicit proxies by mail, telephone, and personal contact, but they will not receive any additional compensation for these activities.
Stockholder Proposals for the 2024 Annual Meeting
Stockholders interested in submitting a proposal for consideration at our 2024 Annual Meeting must do so by sending the proposal to our Chief Legal Officer and Corporate Secretary at Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. Under SEC Regulation 14A-8, the deadline for submitting proposals to be included in our proxy materials for the 2024 Annual Meeting is March 9, 2024. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2024 Annual Meeting, any such stockholder proposal must be received by our Chief Legal Officer and Corporate Secretary on or before March 9, 2024, and comply with the procedures and requirements set forth in Rule 14A-8 under the Exchange Act of 1934, as well as the applicable requirements of our Amended and Restated Bylaws. Any stockholder proposal received after March 9, 2024, will be considered untimely and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14A-8 must properly submit such a proposal in accordance with our Amended and Restated Bylaws.
Our Amended and Restated Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Chief Legal Officer and Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the one-year anniversary of the date of the 2023 Annual Meeting (i.e., August 8, 2024) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters as required by our Amended and Restated Bylaws. Therefore, to be presented at our 2024 Annual Meeting, such a proposal must be received by the Company on or after April 10, 2024, but no later than May 10, 2024. If the date of the 2024 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the one year anniversary of the 2023 Annual Meeting, notice must be received no earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting or (ii) the 10th day following the day on which the public announcement of the date of such Annual Meeting is first made. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14A-19 under the Securities Exchange Act of 1934 no later than June 9, 2024. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. You are advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations available on our investor relations website, investors.anterix.com.
Householding of Annual Meeting Materials
We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Notice and Proxy Statement or a single set of our proxy material, as applicable. Each stockholder continues to receive a separate proxy card. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of distributing documents related to the Annual
ANTERIX INC. 2023 PROXY STATEMENT 74

Meeting. If you reside at the same address as another Anterix Inc. stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attn: Chief Legal Officer and Corporate Secretary, (973) 255-4945. Upon your request, we will deliver a separate copy to you.
Some brokers household proxy materials, delivering a single Proxy Statement or Notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or Notice, please notify your broker directly. You may also write to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, Attention: Compliance Department, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Anterix Inc. at the contact information listed above, to request information about householding.

Annual Report On Form 10-K
We filed an Annual Report on Form 10-K for the year ended March 31, 2023 with the SEC, which is accessible free of charge on our investor website, investors.anterix.com. A copy of our Annual Report on Form 10-K will also be made available (without exhibits) free of charge to interested stockholders upon written request to Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: Chief Legal Officer and Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

Forward-Looking Statements
Certain statements contained in this Proxy Statement and the accompanying letters, other than historical information, constitute forward-looking statements. Any such forward-looking statements are based on our management’s current expectations and are subject to many risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by the forward-looking statements. The risks and uncertainties that may affect our future results of operations are identified and described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on June 14, 2023. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Gena L. Ashe
Chief Legal Officer and Corporate Secretary
July 14, 2023

ANTERIX INC. 2023 PROXY STATEMENT 75

EXHIBIT A
Non-GAAP Financial Measures
In addition to disclosing results determined in accordance with U.S. GAAP, we have also provided non-GAAP adjusted EBITDA and non-GAAP adjusted cash balance. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of our ongoing operating performance.
These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. Investors should not rely on any single financial measure when evaluating our business. This non-GAAP information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this Proxy Statement, as well as our Annual Report on Form 10-K, including our consolidated financial statements and the notes thereto. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliation, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.
Adjusted EBITDA

The table below reconciles Adjusted EBITDA to our U.S. GAAP disclosure of net loss in (000’s):

For the year ended
March 31, 2023
Adjusted EBITDA(1):
Net Loss	($16,317)
Income tax expense	1,262
Interest (income) expense - net	(1,140)
Other (income) expense - net	(266)
Depreciation and amortization	1,420
(Gain)/loss from disposal of intangible assets - net	(38,399)
Stock-based compensation expense	17,874
Adjusted EBITDA	($35,566)

(1)We define Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest (income) expense-net, other (income) expense-net, (gain)/loss from disposal of intangible assets-net, income taxes and stock-based compensation.
Adjusted Cash Balance

The table below reconciles Adjusted Cash Balance to our U.S. GAAP disclosure of cash and cash equivalents in (000’s):

For the year ended
March 31, 2023
Adjusted Cash Balance(1):
Cash and Cash Equivalents	$43,182
Repurchase of common stock	8,223
Adjusted Cash Balance	$51,405
(1)We define Adjusted Cash Balance as cash and cash equivalents with adjustments for repurchase of common stock.
ANTERIX INC. 2023 PROXY STATEMENT A.1

EXHIBIT B

Anterix Inc. 2023 Stock Plan

1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
1.1    Establishment.
(a)    The Anterix Inc. 2023 Stock Plan (the “Plan”) is hereby established effective as of August 8, 2023 (the “Effective Date”).
(b) The Plan is the successor to and continuation of the Prior Plan. As of the Effective Date: (i) no additional awards may be granted under the Prior Plan, (ii) all awards granted under the Prior Plan that are outstanding on the Effective Date will remain subject to the terms of the Prior Plan and (iii) the Prior Plan’s Available Reserve plus any Returning Shares will become available for issuance pursuant to Awards granted under this Plan. All Awards granted under this Plan will be subject to the terms of this Plan.
1.2    Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
1.3    Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, on or before ten (10) years from the earlier of the Plan’s adoption by the Board and its approval by the shareholders of the Company.
2.DEFINITIONS AND CONSTRUCTION.
2.1    Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b) “Prior Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Prior Plan, to the extent applicable, as of immediately prior to the Effective Date.
(c) "Award" means any Option, Stock Appreciation Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.
(d) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(e) “Board” means the Board of Directors of the Company.
(f) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.
(g) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).
(h) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s
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theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(i) “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:
(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ee), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii) approval by the shareholders of a plan of complete liquidation or dissolution of the Company;
provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(i) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other
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business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
(j) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.
(k) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(l) “Company” means Anterix Inc., a Delaware corporation, or any successor corporation thereto.
(m) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.
(n) “Director” means a member of the Board.
(o) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(p) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion, whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(q) “ERISA” means the Employee Retirement Income Security Act of 1974 and any applicable regulations or administrative guidelines promulgated thereunder.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s) “Fair Market Value” means, as of any date, if, on such date, the Stock is listed on the Nasdaq Capital Market or another national or regional securities exchange or quotation system, the closing price of a share of Stock as quoted on the Nasdaq Capital Market, or, if applicable, such national or regional securities exchange or quotation system, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on the Nasdaq Capital Market or another national or regional securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date. If, on such date, the Stock is not listed or quoted on the Nasdaq Capital Market or another national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by
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its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.
(t) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(u) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
(v) “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(w) “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(x) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).
(y) “Nonemployee Director” means a Director who is not an Employee.
(z) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.
(aa) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
(bb) “Officer” means any person designated by the Board as an officer of the Company.
(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(dd) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.
(ee) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(ff) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(gg) “Participant” means any eligible person who has been granted one or more Awards.
(hh) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(ii) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(jj) “Performance Award” means an Award of Performance Shares or Performance Units.
(kk) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
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(ll) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.
(mm) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.
(nn) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(oo) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(pp) “Prior Plan” means the Pacific Datavision 2014 Stock Plan.
(qq) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.
(rr) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.
(ss) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.
(tt) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.
(uu) “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (A) expires or is terminated or cancelled without having been exercised or settled in full; and (B) shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price.
(vv) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(ww) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.
(xx) “Section 409A” means Section 409A of the Code.
(yy) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(zz) “Securities Act” means the Securities Act of 1933, as amended.
(aaa) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an
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actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(bbb) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.
(ccc) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).
(ddd) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(eee) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(fff) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.
2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.ADMINISTRATION.
3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.
3.2    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.
3.3    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
3.4    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b) to determine the type of Award granted;
(c) to determine the Fair Market Value of shares of Stock or other property;
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(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f) to approve one or more forms of Award Agreement and to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(g) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;
(h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;
(i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law;
(j) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of Stock or the share price of the Stock including any Corporate Transaction, for reasons of administrative convenience.
3.5    Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 4.3.
3.6    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in
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connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.SHARES SUBJECT TO PLAN.
4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to 250,000 plus Awards remaining for grant under the Prior Plan pursuant to Section 1.1(b)(iii) (approximately 176,000 as of the date this Plan was approved by the Company’s Board of Directors) and shall consist of authorized but unissued, or reacquired shares of Stock or any combination thereof.
4.2    Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 16.2 shall not again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.
4.3    Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the
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terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
4.4    Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code, without reducing the number of shares otherwise available for issuance under the Plan. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.
5.ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.
5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.
5.2    Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3    Award Limitations.
(a) Incentive Stock Option Limitations.
(i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 5% of the maximum number of shares issuable as set forth in Section 4.1.
(ii) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(iii) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.
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(iv) Vesting Condition Limitation. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 4.4 and 13, Awards granted under the Plan (excluding for this purpose any Substitute Grants) shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, (i) Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 4.1 above (as such number of shares of Common Stock may be increased from time to time in accordance with the Plan) may be granted to any one or more eligible Directors, Consultants or Employees without respect to such Minimum Vesting Condition and (ii) Awards to non-employee Directors may vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than 50 weeks after grant). Nothing in this Section 5.3(a)(iv) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant's death, disability, termination of Service or the consummation of a Change in Control.
5.4    Nonemployee Director Award Limit. The limitations in this Section 5.4 shall apply commencing with the annual period that begins on the Company’s first Annual Meeting of Stockholders following the Effective Date. The aggregate value of all compensation granted or paid (as calculated without giving effect to any compensation payment deferral election or any expense reimbursement payments), as applicable, to any individual for service as a Nonemployee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year, including Awards granted and cash fees paid by the Company to such Nonemployee Director, will not exceed $400,000 in total value, calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes.
6.STOCK OPTIONS. Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.
6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3    Payment of Exercise Price.
(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless
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Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) if permitted by the Committee, by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b) Limitations on Forms of Consideration.
(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.
6.4    Effect of Termination of Service.
(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee or in an Award Agreement, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section, or, if applicable, such other period provided in the applicable Award Agreement or other written agreement between the Participant and the Company; provided however, in no event may such an Option be exercised after expiration of tis maximum permitted term as set forth in the Award Agreement evidencing such Option or any earlier date the Option is terminated in connection with a Change in Control, and thereafter shall terminate if not exercised during such period. Except as otherwise provided in the Award Agreement, or other agreement governing the Option, vested Options shall remain exercisable following a termination of Service as follows:
(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the
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Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of eighteen (18) months after the date on which the Participant’s Service terminated.
(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of eighteen (18) months after the date on which the Participant’s Service terminated. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days after the Participant’s termination of Service for any reason other than Cause.
(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.
(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant’s Service terminated.
(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by (a) the provisions of Section 15 below or other applicable law or (b) the Company’s Insider Trading Policy, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a); provided, however, that in no even may such Option be exercised after the expiration of its maximum term (as set forth in Section 6.2).
6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option may be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.
7.STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.
7.2    Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of
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Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.
7.3    Exercisability and Term of SARs.
(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4    Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee and set forth in the Award Agreement, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.
7.5    Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion pursuant to a Net Exercise procedure and withholding of Shares as described in Section 16.2. The Company may elect to discontinue the deemed exercise of SARs pursuant to this Section 7.5 at any time upon notice to a Participant or to apply the deemed exercise feature only to certain groups of Participants. The
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deemed exercise of a SAR pursuant to this Section 7.5 shall apply only to a SAR that has been timely accepted by a Participant under procedures specified by the Company from time to time.
7.6    Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee or in an Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.
7.7    Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR may be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.
8.RESTRICTED STOCK AWARDS. Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1    Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
8.2    Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.
8.3    Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.
8.4    Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.5    Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in
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Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.6    Voting Rights. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, other than the right to receive dividends and other distributions paid with respect to such shares of Stock.
8.7    Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8    Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9.RESTRICTED STOCK UNIT AWARDS. Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1    Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
9.2    Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.
9.3    Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement
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evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Insider Trading Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.
9.4    Voting Rights. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
9.5    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
9.6    Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide in an Award Agreement for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
9.7    Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.PERFORMANCE AWARDS. Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1    Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2    Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award
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determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
10.3    Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4    Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of objective or subjective business or financial or individual performance or other performance criteria established by the Committee (each, a “Performance Measure”), subject to the following:
(a)    Performance Measures. Unless otherwise determined by the Committee no later than the grant of the Performance Award, Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Objective Performance Measures may be one or more of the following, as determined by the Committee:
1.
(i)revenue;
(ii)sales;
(iii)expenses;
(iv)operating income;
(v)gross margin;
(vi)operating margin;
(vii)earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
(viii)pre-tax profit;
(ix)net operating income;
(x)net income;
(xi)economic value added;
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(xii)free cash flow;
(xiii)operating cash flow;
(xiv)balance of cash, cash equivalents and marketable securities;
(xv)stock price;
(xvi)earnings per share;
(xvii)return on shareholder equity;
(xviii)return on capital;
(xix)return on assets;
(xx)return on investment;
(xxi)total shareholder return;
(xxii)employee satisfaction;
(xxiii)employee retention;
(xxiv)market share;
(xxv)customer satisfaction;
(xxvi)product development;
(xxvii)research and development expenses;
(xxviii)completion of an identified special project; and
(xxix)completion of a joint venture or other corporate transaction.
(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.
10.5    Settlement of Performance Awards.
(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.
(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.
(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.
(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b),
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but in any event within the Short-Term Deferral Period described in Section 15.1(except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement or an Election. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of interest.
(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.
10.6    Voting Rights. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
10.7    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award or in the Participant’s employment agreement, if any, referencing such Awards, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:
(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntarily termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
10.8    Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
11.CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS. Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall
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from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
11.1    Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
11.2    Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.
11.4    Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.
11.5    Voting Rights. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award.
11.6    Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.
11.7    Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.
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12.STANDARD FORMS OF AWARD AGREEMENT.
12.1    Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.
12.2    Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
13.CHANGE IN CONTROL.
13.1    Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control, or as otherwise determined by the Board, including any requirement thereunder that the Participant sign a letter of transmittal, cancellation agreement, release of claims or other similar acknowledgement or agreement. Subject to the requirements and limitations of Section 409A of the Code, if applicable, the following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Committee may provide for any one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants and in each case may make such determination in its discretion and without the consent of any Participant (unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award):
(a) Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.
(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the
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outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed, substituted for, or otherwise continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(c) Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without notice or payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards or, if determined by the Committee and in compliance with Section 409A, as soon as practicable following the date of the Change in Control.
(d) Adjustments and Earnouts. In making any determination pursuant to this Section 13.1 in the event of a Change in Control, the Committee may, in its discretion, determine that an Award shall or shall not be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, earnouts and similar conditions as other holders of the Company’s Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A or Section 424 of the Code.
13.2    Federal Excise Tax Under Section 4999 of the Code.
(a) Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A of the Code, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 13.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and
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documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.
14.COMPLIANCE WITH SECURITIES LAW. The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
15.COMPLIANCE WITH SECTION 409A.
15.1    Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A of the Code and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:
(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.
(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.
Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1⁄2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.
15.2    Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:
(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.
(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.
(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by
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the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.
15.3    Subsequent Elections. Except as otherwise permitted or required by Section 409A and the Company, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c) No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.
15.4    Payment of Section 409A Deferred Compensation.
(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i) The Participant’s “separation from service” (as defined by Section 409A);
(ii) The Participant’s becoming “disabled” (as defined by Section 409A);
(iii) The Participant’s death;
(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;
(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable by reason of a Participant becoming disabled shall be paid in a lump sum or in
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periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum or commence upon the determination that the Participant has become disabled.
(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A. The Company reserves the right in its discretion to accelerate the time or schedule of any payment under an Award providing Section 409A Deferred Compensation to the maximum extent permitted by Section 409A.
(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.
16.TAX WITHHOLDING.
16.1    Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash
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payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
16.2    Withholding in or Directed Sale of Shares. The Committee shall have the right, but not the obligation to cause the Company, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
17.AMENDMENT, SUSPENSION OR TERMINATION OF PLAN. The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
18.MISCELLANEOUS PROVISIONS.
18.1    Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
18.2    Forfeiture Events.
(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable
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securities laws. In addition, to the extent that clawback or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.
(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.
(c) No recovery of compensation pursuant to the foregoing provisions will constitute an event giving rise to a Participant’s rights to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with the Company.
18.3    Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.
18.4    Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posed on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any online electronic system established and maintained by the Committee or another third-party selected by the Committee. The form of delivery of any Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
18.5    Change in Time Commitment. In the event a Participant’s regular level or time commitment in the performance of his or her service for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full time Employee to a part time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares, amount of cash, or other property subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
18.6    Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
18.7    Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which
ANTERIX INC. 2023 PROXY B.27

the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.
18.8    No Dividend Payments on Unvested Awards. No dividends or other distributions may be paid to a Participant with respect to an Award unless and until the date the Participant vests in such Award. Notwithstanding the foregoing, Awards may be adjusted for dividends to the extent permitted in Section 4.3.
18.9    Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
18.10    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
18.11    Provisions for Non-U.S. Participants. The Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
18.12    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any share of Stock or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
18.13    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares of Stock held in the Company or its Subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 18.13 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 18.13, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more
ANTERIX INC. 2023 PROXY B.28

information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
18.14    Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.
18.15    Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
18.16    Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
18.17    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
18.18    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
18.19    Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.
ANTERIX INC. 2023 PROXY B.29

IN WITNESS WHEREOF, the undersigned certifies that the foregoing sets forth the Anterix Inc. 2023 Stock Plan as duly adopted by the Board on July 12, 2023 and the shareholders on on August 8, 2023.

/s/ Robert H. Schwartz
Robert H. Schwartz President and Chief Executive Officer

ANTERIX INC. 2023 PROXY B.30

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATEX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V18765-P95923 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANTERIX INC.

The Board of Directors recommends you vote FOR the following director nominees:

	For	Against	Abstain
1a. Morgan E. O'Brien	☐	☐	☐
1b. Robert H. Schwartz	☐	☐	☐
1c. Jeffrey A. Altman	☐	☐	☐
1d. Leslie B. Daniels	☐	☐	☐
1e. Gregory A. Haller	☐	☐	☐
1f. Singleton B. McAllister	☐	☐	☐
1g. Gregory A. Pratt	☐	☐	☐
1h. Paul Saleh	☐	☐	☐
1i. Mahvash Yazdi	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V18766-P95923

ANTERIX INC.
2023 Annual Meeting of Stockholders
August 8, 2023 9:30 AM, Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert H. Schwartz and Gena L. Ashe, or either of them, as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Anterix Inc. that the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 9:30 AM, Eastern Daylight Time on August 8, 2023, via the Internet at www.virtualshareholdermeeting.com/ATEX2023, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

All votes must be received by 11:59 P.M., Eastern Daylight Time, August 7, 2023.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.